                                                                  EXECUTION COPY




                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                         STONE & WEBSTER, INCORPORATED,

                              CERTAIN SUBSIDIARIES

                                       OF

                          STONE & WEBSTER, INCORPORATED

                                       AND

                               THE SHAW GROUP INC.





                            DATED AS OF JULY 14, 2000

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 2.01(a).................................................................................List of Real Property
Schedule 2.01(e).............................................................................List of Assumed Contracts
Schedule 2.01(f)...............................................................List of Licenses, Permits and Approvals
Schedule 2.01(g).......................................................................List of Intellectual Properties
Schedule 2.01(i)...................................................................................List of Investments
Schedule 2.02(b)...................................................................................Completed Contracts
Schedule 2.02(d).......................................................................................Excluded Assets
Schedule 2.03......................................................................................Assumed Liabilities
Schedule 2.02(e)................................................................................Special Project Claims
Schedule 2.05(c)...............................................................Schedule of Cold Storage Selling Prices
Schedule 3.02(b).............................................................Requisite Approvals, Consents and Filings
Schedule 3.02(c).........................................................................Breaches of Assumed Contracts
Schedule 3.04............................................................Agreements, Contracts, Commitments and Rights
Schedule 3.05..........................................................................Legal and Regulatory Compliance
Schedule 3.06...................................................Financial Statements and Quarterly Report on Form 10-Q
Schedule 3.07..................................................................................Undisclosed Liabilities
Schedule 3.08........................................................................................Recent Activities
Schedule 3.09...................................Subsidiaries and Affiliates; Direct, Indirect and Beneficial Interests
Schedule 3.11...............................................................................Title to Personal Property
Schedule 3.12(a)............................................................................Real Property Encumbrances
Schedule 3.12(b)..................................................................Permitted Real Property Encumbrances
Schedule 3.13(b)..................................................................................Environmental Claims
Schedule 3.13(c)............................................................................Contamination and Releases
Schedule 3.13(d).......................................................................Reports, Audits and Assessments
Schedule 3.13(f)......................................Materials of Environmental Concern and Underground Storage Tanks
Schedule 3.14.........................................................Intellectual Properties, Computer Software, Etc.
Schedule 3.15................................................................................................Insurance
Schedule 3.16.....................................................................................Permits and Licenses
Schedule 3.17........................................................................................List of Contracts
Schedule 3.18.....................................................................................Contract Disclosures
Schedule 3.19(b)......................................................................Employees and Employee Relations
Schedule 3.20(a)................................................................................Employee Benefit Plans
Schedule 3.20(b).......................................................Employee Benefit Plan Audits and Adverse Events
Schedule 3.20(e)...............................................................................Prohibited Transactions
Schedule 3.20(f)....................................................................Terminations and Reportable Events
Schedule 3.20(g)............................................................................Multi-Employer Plans, Etc.
Schedule 3.21...............................................................................Litigation and Proceedings
Schedule 3.22....................................................................................................Taxes
Schedule 3.32......................................................................................Accounts Receivable
Schedule 3.33...............................................................................Related Party Transactions
Schedule 4.08..................................................................................Actions and Proceedings
Schedule 5.01...........................................................................................Retention Plan

Schedule 5.03...........................................................................Certain Actions: D&O Insurance
Schedule 5.04......................................................................................Employee Agreements
Schedule 5.15.............................................................................................Encumbrances
Schedule 5.16(b)............................................................................List of Rejected Contracts
Schedule 7.02(c)................................................................................Consents to Assignment

Exhibit A..............................................................................Form of Buyer's Counsel Opinion
Exhibit B.............................................................................Form of Sellers' Counsel Opinion

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       DEFINITIONS AND REFERENCES..............................................................................1
         1.01.    Definitions....................................................................................1
         1.02.    Certain References............................................................................14

2.       SALE OF ASSETS AND RELATED MATTERS.....................................................................14
         2.01.    Sale of Assets................................................................................14
         2.02.    Excluded Assets...............................................................................16
         2.03.    Assumed Liabilities...........................................................................17
         2.04.    Excluded Liabilities..........................................................................17
         2.05.    Equity Purchase Price; Indemnity Deposit, LC Deposit and Litigation Deposit;
                  Delivery of Consideration; Equity Purchase Price Adjustments; Allocation of Equity
                  Purchase Price................................................................................18
         2.06.    Registration Rights...........................................................................20
         2.07.    Addition of Sellers; Schedules................................................................21

3.       REPRESENTATIONS AND WARRANTIES OF S & W................................................................21
         3.01.    Organization..................................................................................21
         3.02.    Powers; Consents; Absence of Conflicts, Etc...................................................21
         3.03.    Binding Agreement.............................................................................22
         3.04.    Subsidiaries, Investments and Third Party Rights..............................................22
         3.05.    Legal and Regulatory Compliance...............................................................22
         3.06.    Financial Statements..........................................................................22
         3.07.    Undisclosed Liabilities.......................................................................22
         3.08.    Recent Activities.............................................................................22
         3.09.    Subsidiaries and Affiliates; Assets...........................................................23
         3.10.    Equipment.....................................................................................23
         3.11.    Title to Personal Property....................................................................23
         3.12.    Real Property.................................................................................24
         3.13.    Environmental Matters.........................................................................24
         3.14.    Intellectual Properties, Computer Software, etc...............................................25
         3.15.    Insurance.....................................................................................25
         3.16.    Permits and Licenses..........................................................................26
         3.17.    Agreements and Commitments....................................................................26
         3.18.    The Contracts.................................................................................27
         3.19.    Employees and Employee Relations..............................................................28
         3.20.    Employee Benefit Plans........................................................................28
         3.21.    Litigation and Proceedings....................................................................30
         3.22.    Taxes.........................................................................................30
         3.23.    Brokers and Finders...........................................................................30
         3.24.    Payments......................................................................................31
         3.25.    Operation of the Business.....................................................................31
         3.26.    Customer List.................................................................................31
         3.27.    Backlog.......................................................................................31
         3.28.    Investment Experience and Intent; No Registration.............................................31

         3.29.    Accredited Investor Status....................................................................31
         3.30.    Rule 144......................................................................................31
         3.31.    Government Contracting........................................................................32
         3.32.    Accounts Receivable...........................................................................32
         3.33.    Related Party Transactions....................................................................33

4.       REPRESENTATIONS AND WARRANTIES OF BUYER................................................................33
         4.01.    Organization..................................................................................33
         4.02.    Corporate Powers; Consents; Absence of Conflicts, Etc.........................................33
         4.03.    Binding Agreement.............................................................................34
         4.04.    Issuance of Share Consideration...............................................................34
         4.05.    Brokers and Finders...........................................................................34
         4.06.    Payments 34
         4.07.    SEC Documents and other Reports...............................................................34
         4.08.    Actions and Proceedings.......................................................................35
         4.09.    Capital Structure.............................................................................35
         4.10.    Absence of Certain Changes or Events..........................................................35

5.       COVENANTS AND AGREEMENTS OF THE PARTIES................................................................35
         5.01.    Bankruptcy Cases and Sale Motion; Entry of Sale Order; Additional Sellers.....................35
         5.02.    Operations....................................................................................35
         5.03.    Certain Actions...............................................................................36
         5.04.    Employee Matters..............................................................................37
         5.05.    Access to and Provision of Additional Information.............................................38
         5.06.    Post-Closing Maintenance of and Access to Information.........................................39
         5.07.    Governmental Authority Approvals: Consents to Assignment......................................40
         5.08.    Noncompetition................................................................................41
         5.09.    Use of Names..................................................................................42
         5.10.    Allocation of Equity Purchase Price for Tax Purposes..........................................42
         5.11.    Further Acts and Assurances...................................................................42
         5.12.    Costs and Expenses............................................................................42
         5.13.    Insurance Ratings.............................................................................43
         5.14.    Fulfillment of Conditions.....................................................................43
         5.15.    Release of Encumbrances.......................................................................43
         5.16.    Assumed and Assigned Contracts; Rejected Contracts............................................43
         5.17.    Bankruptcy Court Approval.....................................................................44
         5.18.    Transfer Taxes................................................................................45
         5.19.    Listing Application...........................................................................45
         5.20.    Bankruptcy Filings............................................................................45
         5.21.    Non-Solicitation..............................................................................46
         5.22.    Tail Insurance................................................................................46
         5.23.    Other Agreements..............................................................................46
         5.24.    Temporary Space...............................................................................46
         5.25.    Schenectady Lease.............................................................................46
         5.26.    Representation, Warranties and Covenants of Certain Subsidiaries..............................46
         5.27.    Jacobs Credit Agreement.......................................................................48

         5.28.    Canadian Transfer.............................................................................48

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.........................................................49
         6.01.    Representations and Warranties; Covenants.....................................................49
         6.02.    Adverse Actions or Proceedings................................................................49
         6.03.    Pre-Closing Confirmations.....................................................................49
         6.04.    Approval, Execution and Delivery of Additional Agreements.....................................49
         6.05.    Opinion of Buyer's Counsel....................................................................49
         6.06.    No Buyer Material Adverse Change..............................................................49

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER...........................................................49
         7.01.    Representations and Warranties; Covenants.....................................................50
         7.02.    Pre-Closing Confirmations and Contractual Consents............................................50
         7.03.    Adverse Actions or Proceedings................................................................50
         7.04.    Operations; No Material Adverse Effect........................................................50
         7.05.    Title Insurance Policies and Surveys..........................................................50
         7.06.    Opinion of Sellers' Counsel...................................................................51
         7.07.    Deliveries at Closing.........................................................................51
         7.08.    Lien Searches.................................................................................51
         7.09.    Approval, Execution and Delivery of Additional Agreements.....................................51

8.       CLOSING; TERMINATION OF AGREEMENT......................................................................51
         8.01.    Closing.......................................................................................51
         8.02.    Action of Sellers at Closing..................................................................52
         8.03.    Action of Buyer at Closing....................................................................53
         8.04.    Termination Prior to Closing..................................................................53

9.       INDEMNIFICATION........................................................................................54
         9.01.    Indemnification by Sellers....................................................................54
         9.02.    Sellers' Limitations..........................................................................55
         9.03.    Indemnification by Buyer......................................................................55
         9.04.    Buyer's Limitations...........................................................................55
         9.05.    Notice and Procedure..........................................................................56
         9.06.    Survival of Representations; Indemnity Periods................................................58
         9.07.    Limitations of Liability......................................................................59

10.      GENERAL................................................................................................59
         10.01.   Schedules.....................................................................................59
         10.02.   Tax Effect....................................................................................59
         10.03.   Reproduction of Documents.....................................................................60
         10.04.   Time of Essence...............................................................................60
         10.05.   Consents, Approvals and Discretion............................................................60
         10.06.   Choice of Law; Submission to Jurisdiction.....................................................60
         10.07.   Benefit; Assignment...........................................................................60
         10.08.   No Third Party Beneficiary....................................................................60
         10.09.   Waiver of Breach, Right or Remedy.............................................................61
         10.10.   Notices.......................................................................................61
         10.11.   Misdirected Payments; Offset Rights...........................................................62

         10.12.   Severability..................................................................................62
         10.13.   Entire Agreement; Counterparts; Amendment.....................................................63
         10.14.   Drafting .....................................................................................63
         10.15.   Confidentiality...............................................................................63
         10.16.   Publicity.....................................................................................63

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is made and entered into as of the 14th day of July, 2000, by and among THE SHAW GROUP INC., a Louisiana corporation (together with its assignees, if any, "Buyer"), and STONE & WEBSTER, INCORPORATED, a Delaware corporation ("S & W"), and the Subsidiaries (as defined) of S & W that become signatories to this Agreement in accordance with the terms hereof (together with S & W, "Sellers").

                                   WITNESSETH

         WHEREAS, Buyer and Sellers desire to enter into a definitive agreement for the sale and purchase of the Assets (as defined) and the assumption of the Assumed Contracts (as defined) and the Assumed Liabilities (as defined) of Sellers, as more fully described and defined in this Agreement;

         WHEREAS, the Assets are owned by S & W and certain of its direct and indirect Subsidiaries and this Agreement is being executed initially by S & W and Buyer with the agreement of S & W as is set forth herein to cause any of its Subsidiaries that has any right, title or interest in or to the Assets to become a party to, and one of the Sellers under, this Agreement by an amendment hereto;

         WHEREAS, in order to facilitate the Transaction (as defined), S & W has filed, and has caused certain of the other Sellers to file, cases under chapter 11 of the Bankruptcy Code (as defined);

         WHEREAS, in furtherance of the Transaction, Sellers have received approval of the Executory Contract Assumption and Assignment Order (as defined) and the Sale Order (as defined) from the Bankruptcy Court (as defined);

         WHEREAS, the Parties intend to consummate the sale and purchase of the Assets owned by the Foreign Sellers (as defined) outside of the Bankruptcy Cases and in compliance with the Legal Requirements (as defined) of such foreign jurisdictions governing the sale and purchase of such Assets; and

         WHEREAS, Sellers desire to sell the Assets to Buyer, and Buyer desires to purchase the Assets from Sellers, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, for and in consideration of the foregoing premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and accepted, the parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS AND REFERENCES

         1.01. Definitions. As used in this Agreement, the following terms have the meanings given:

          Accounting Arbitrator: as defined in Section 2.05(c)(i)(C);

          Accounts Receivable: all accounts receivable of any Seller, of whatever kind or nature, including all current or deferred rights to payment for projects completed or commenced or services rendered on or prior to the Closing Date, whether or not such services have been billed by Sellers as of the Closing Date;

          Accredited Investor: as defined in Rule 501 of Regulation D promulgated under the Securities Act;

          Adjustment Amount: as defined in Section 2.05(c)(i)(A);

          Adjustment Assets: as defined in Section 2.05(c)(i)(A);

          Adjustment Liabilities: as defined in Section 2.05(c)(i)(A);

          Affiliate: any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person, including the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, election or appointment of directors, by contract or otherwise;

          Affiliated Group: any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law;

          Aggregate Consideration: as defined in Section 2.05(a);

          Agreement: this Asset Purchase Agreement and all Exhibits and Schedules attached hereto, as amended, consolidated, supplemented, novated or replaced by the parties from time to time;

          Applicable Rate: shall mean a per annum rate of interest (computed on the basis of the actual number of days elapsed (including the first but excluding the last day) over a year of 365 or 366 days, as the case may be) equal to 3% plus the Prime Rate as from time to time in effect, the Applicable Rate to change automatically from time to time effective at the beginning of each business day on which a change in the Prime Rate becomes effective;

          Assets: all assets, real, personal and mixed, tangible and intangible, owned by Sellers or leased by Sellers pursuant to capital leases, including the assets reflected on the March 31 Balance Sheet, in such amounts as exist on the Closing Date, but excluding in any event the Excluded Assets;

          Assumed Contracts: all Contracts of Sellers (including the Employee Agreements) other than the Rejected Contracts and the Completed Contracts;

          Assumed Liabilities: (i) all liabilities and obligations of Sellers set forth on Schedule 2.03 as of the Closing Date and (ii) with respect to such liabilities and obligations as are properly reflected on a balance sheet under GAAP, in such amounts as are incurred in the ordinary course of the Business and reflected on the Closing Balance

     Sheet and which are anticipated to be equal to or in excess of Four Hundred Million Dollars ($400,000,000); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, Assumed Liabilities shall not include any Excluded Liability, including those listed in Section 2.04;

          Audited Financial Statements: the audited consolidated balance sheet of S & W as of December 31, 1999 and the audited consolidated statements of operations and comprehensive income and cash flows for the three fiscal years then ended, together with the notes thereto and the report thereon of PricewaterhouseCoopers LLP, independent certified public accountants, and any audited restatements thereof;

          Average Price: as defined in Section 2.05(a);

          Bankruptcy Cases: the cases under chapter 11 of the Bankruptcy Code filed by each of the Sellers (other than the Foreign Sellers) in the Bankruptcy Court or any Person who hereafter becomes a Seller and files a case under chapter 11 of the Bankruptcy Code pursuant to Section 5.01, which cases have been administratively consolidated;

          Bankruptcy Code: 11 U.S.C. 101 et. seq., and applicable federal rules of bankruptcy procedure thereunder;

          Bankruptcy Court: (a) the United States District Court for the District of Delaware, which has jurisdiction over the Bankruptcy Cases or
     (b) such other Court to which the Bankruptcy Cases may be transferred;

          Bid: any quotation, bid or proposal by any Seller which, if accepted or awarded, would lead to a Fixed Price Contract;

          Business: any and all businesses owned, leased, managed or otherwise operated or conducted by any of Sellers;

          Buyer: as defined in the Preamble;

          Buyer Material Adverse Effect: a material adverse change (or event or condition that could result in a material adverse change) in the business, condition (financial or other), operations, assets or liabilities of Buyer, whether individually or in the aggregate;

          Buyer SEC Documents: as defined in Section 4.07;

          Buyer's Indemnified Persons: Buyer and Buyer's stockholders, members, Affiliates, successors and assigns, and their respective stockholders, partners, Affiliates, directors, trustees, officers, employees, agents and representatives;

          Canadian Assets: Assets held by direct or indirect Canadian Subsidiaries of S & W;

          Canadian Consideration: cash in the amount of Three Million Dollars ($3,000,000) and 255,688 shares of Common Stock having a market value of Twelve

          Million One Hundred Twenty-One Thousand Two Hundred Twelve Thousand Dollars ($12,121,212), which was determined by dividing Ten Million Dollars ($10,000,000) based on the Average Price by the 82.5% rate at which Common Stock was given credit in the auction relating to the Transaction;

               Canadian Liabilities: Assumed Liabilities of direct or indirect Canadian Subsidiaries of S & W;

               Canadian Transfer: as defined in Section 5.28(b);

               Canadian Transfer Claim: as defined in Section 5.28(c);

               Cash: cash and cash equivalents;

               Cash Consideration: as defined in Section 2.05(a);

               Claim Notice: written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party under Article 9, including a Revenue Agent's Report, Statutory Notice of Deficiency, Notice of Proposed Assessment, or any other official written notice from a Taxing authority that Taxes are due or that a Tax audit will be conducted;

               Closing: as defined in Section 8.01;

               Closing Balance Sheet: the audited consolidated balance sheet of S & W as of the Closing Date prepared in accordance with GAAP, except for using estimated costs of completion, change order recoveries and claim recoveries with respect to Rejected Contracts and Completed Contracts and liability estimates with respect to matters set forth in
          Section 2.04(f) as of March 31, 2000 without further revisions, and recorded in a manner consistent with the preparation of the March 31 Balance Sheet;

               Closing Date: the date on or as of which the Closing occurs;

               Code: the Internal Revenue Code of 1986, as amended;

               Cold Storage Business: the business of S & W conducted by and through the Nordic Entities, together with all assets and property used by such entities to conduct such business;

               Common Stock: common stock, no par value per share, of Buyer;

               Competing Proposal: a competitive bid or proposal from a third party (a) to purchase (i) substantially all of Sellers' assets, (ii) only the assets of the Cold Storage Business, or (iii) substantially all of the assets of Sellers other than the Cold Storage Business, in each case whether in a separate transaction or series of transactions or as part of a plan of reorganization of Sellers or any of them, (b) for any merger, consolidation, liquidation, dissolution or similar transaction involving Sellers or any of them or (c) to provide debt or equity financing to the Sellers or any of them;

               Completed Contracts: Contracts of Sellers, including those specifically set forth on Schedule 2.02(b), under which substantially all of the contractual work effort of Sellers has been completed, even if such Contracts have continuing warranty obligations, administrative matters or work related to warranty or other claims;

               Completed Contracts Receivables: all Accounts Receivables related to Completed Contracts;

               Contracts: all commitments, contracts, leases, licenses, agreements and understandings, written or oral, relating to the Assets or the operation of the Business to which any Seller is a party or by which it or any of its Assets are bound;

               Controlled Group: with respect to Sellers, a group consisting of each trade or business (whether or not incorporated) which, together with Sellers, would be deemed a "single employer" within the meaning of Section 4001(b)(l) of ERISA or subsections (b), (c), (m) or (o) of
          Section 414 of the Code;

               Cost Plus Contract: any Contract providing for the reimbursement of costs and expenses incurred by a Person in connection with the performance of such Contract, in addition to the payment of any fixed or negotiated fees or charges related to the Contract;

               Effective Date: the date of execution of this Agreement;

               Employee Agreements: all agreements or arrangements set forth on
          Schedule 5.04;

               Employee Benefit Plan: any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program;

               Employee Pension Benefit Plan: as defined in ERISA Sec. 3(2);

               Employee Welfare Benefit Plan: as defined in ERISA Sec. 3(1);

               Encumbrances: liabilities, levies, claims, charges, assessments, mortgages, security interests, liens, pledges, conditional sales agreements, title retention contracts, leases, subleases, rights of first refusal, options to purchase, restrictions and other encumbrances, and agreements or commitments to create or suffer any of the foregoing;

               Environmental Claim: any oral or written notice by a Person alleging liability (including liability for investigatory costs, cleanup costs, Governmental Authority response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by Sellers, (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws; or (c) circumstances in which Sellers have or may have retained or assumed either contractually or by operation of law any liability for any Environmental Claims alleged or asserted against any third party;

               Environmental Laws: any and all Legal Requirements relating to pollution or protection of human health or the environment (including ground water, land surface or subsurface strata), including Legal Requirements relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern;

               Equity Purchase Price: as defined in Section 2.05(a);

               ERISA: the Employee Retirement Income Security Act of 1974, as amended;

               ERISA Fiduciary: as defined in ERISA Section 3(21);

               Escrow Agent: a financial institution acceptable to the parties;

               ESOP: Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries;

               ESOP Note: note receivable reflected on the March 31 Balance Sheet relating to the ESOP;

               Excluded Assets: as defined in Section 2.02;

               Excluded Liabilities: any and all liabilities or obligations of Sellers of any kind or nature, other than the Assumed Liabilities, including those liabilities or obligations described in Section 2.04, whether known or unknown, fixed or contingent, recorded or unrecorded, and whether arising before or after the Closing, including claims relating to professional liability, errors and omissions, pending and threatened litigation, pending and future claims relating to asbestos, and claims in connection with performance, surety or other bonds relating to Completed Contracts or Rejected Contracts;

               Excluded Subsidiary Stock: the capital stock of any direct or indirect Subsidiary of S & W the Assets of which are purchased, but no capital stock is purchased by the Buyer, in the Transaction;

               Executory Contract Assumption and Assignment Order: an Order of the Bankruptcy Court, which may be the Sale Order and must be in form and substance acceptable to Buyer, which (a) approves the provisions of Section 5.16(a), (b) authorizes and directs Sellers, pursuant to
          Section 365 of the Bankruptcy Code, to assume and to assign to Buyer the Assumed Contracts and to make all pre-petition and post-petition payments related thereto that are not Assumed Liabilities and (c) determines that Buyer has provided adequate assurance of future performance relative to the Assumed Contracts;

               Final Order: an order of the Bankruptcy Court, the operation or effect of which has not been stayed, and which is not subject to any pending appeal, request for leave to appeal or request for reconsideration and as to which the time for any such appeal, request for leave to appeal or request for reconsideration has expired;

               Financial Statements: the Audited Financial Statements, the Unaudited Financial Statements, the Interim Financial Statements, the Interim Closing Balance Sheet and the Closing Balance Sheet;

               Fixed Price Contracts: "fixed-price", "guaranteed maximum price", "flat rate" or similar Contracts with fixed or capped payment amounts, including all such Contracts involving a joint venture, partnership or teaming arrangement of any Seller and any other party;

               Foreign Sellers: Sellers incorporated, or otherwise formed or organized, and conducting business in any jurisdiction other than the United States; provided, however, that Foreign Sellers shall not include any Sellers that are eligible to be debtors under Section 109 of the Bankruptcy Code;

               Foreign Subsidiaries: as defined in Section 5.26;

               GAAP: as defined in Section 3.06;

               Government Contract: (i) any Contract between any Seller and (a) any Governmental Authority or (b) any prime contractor to any Governmental Authority, and (ii) any Contract described in clause
          (i)(a) or (i)(b) which is wholly or partially funded by, directly or indirectly, or through any Governmental Authority;

               Governmental Authorities: all agencies, authorities, bodies, boards, commissions, courts (including the Bankruptcy Court), instrumentalities, legislatures and offices of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other government or quasi-government unit or political subdivision;

               Hired Employees: employees of Sellers as of the Closing Date hired by Buyer pursuant to Section 5.04;

               Holder: a Seller that is a party to the Registration Rights Agreement;

               HSR Act: the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended;

               Immaterial Contracts: Contracts that (i) require (a) the future payment by or to Sellers of (I) Five Hundred Thousand Dollars ($500,000) or less in the case of any Fixed Price Contract or (II) Seven Hundred Fifty Thousand Dollars ($750,000) or less in the case of Cost Plus Contracts or (b) the future performance by Sellers of services having a value of (I) Five Hundred Thousand Dollars ($500,000) or less in the case of any Fixed Price Contract or (II) Seven Hundred Fifty Thousand Dollars ($750,000) or less in the case of Cost Plus Contracts, or (ii) are terminable by Sellers at any time without cause upon 90 days' notice or less; provided, however, that, notwithstanding the foregoing, Immaterial Contracts shall not include any Contracts set forth on Schedule 3.17 or any Contracts that, pursuant to Section 365 of the Bankruptcy Code, are not assumable or assignable without the consent of the non-debtor parties thereto;

               Indemnified Party: any Person entitled to indemnification under
          Article 9;

               Indemnifying Party: any Person obligated to indemnify another Person under Article 9;

               Indemnity Deposit: shares of Common Stock having an aggregate value of Twenty Five Million Dollars ($25,000,000) based on the Average Price, to be delivered by Buyer to the Escrow Agent pursuant to Section 8.03(b) and subject to the Indemnity Escrow Agreement, and all accumulated dividends or distributions thereon, which shares will be a part of and withheld from the Share Consideration;

               Indemnity Escrow Agreement: the Indemnity Escrow Agreement by and among S & W, Buyer and the Escrow Agent, dated as of the date hereof, pursuant to which the Indemnity Deposit and the LC Deposit will be delivered to the Escrow Agent at Closing to secure certain obligations of indemnity of Sellers under this Agreement;

               Indemnity Notice: written notification of a claim for indemnity under Article 9 other than a Third Party Claim, made by an Indemnified Party to an Indemnifying Party pursuant to Section 9.05;

               Intellectual Properties: all of Sellers' marks, names, and all variations of the foregoing, all trademarks, service marks, assumed names, logos, including all goodwill associated therewith, patents, patent rights, copyrights, trade secrets and similar intangibles (including all variants thereof, applications therefor and renewals or extensions thereof);

               Interim Closing Balance Sheet: the unaudited consolidated balance sheet of S & W as of the most recent month end available prior to the Closing Date;

               Interim Financial Statements: the unaudited consolidated balance sheet of S & W as of April 30, 2000 and consolidated statement of operations of S & W for the four months ended April 30, 2000, attached to this Agreement as Schedule 3.06;

               Investments: shares of capital stock of any corporation, interests in partnerships or limited liability companies, or other equity or debt instruments issued by any Person, and proceeds from the sale thereof;

               Jacobs: Jacobs Engineering Group Inc., a Delaware corporation;

               Jacobs Asset Purchase Agreement: the Asset Purchase Agreement dated as of June 1, 2000, by and among Jacobs, S & W and certain subsidiaries of S & W, and all Exhibits and Schedules attached thereto, as amended, consolidated, supplemented, novated or replaced by the parties thereto from time to time;

               Jacobs Credit Agreement: the Revolving Credit Agreement dated as of May 9, 2000, between S & W and Jacobs;

               Jacobs DIP Agreement: the Debtor-In-Possession Credit Agreement dated as of June 2, 2000, among Jacobs, S & W and certain subsidiaries of S & W;

               Knowledge of Buyer: with reference to this Agreement means the knowledge of the executive officers of Buyer;

               Knowledge of Sellers: with reference to this Agreement means the knowledge of the executive officers of S & W, the senior officers or managers of each of the other Sellers, or, with respect to any environmental matters, each employee of each Seller responsible for supervising environmental compliance, and the following additional natural persons: James Callahan, Norman Spence, Peter Oppenheim, Keith Dodson and Stanley Genega;

               LC Deposit: shares of Common Stock having an aggregate value of $13,564,051, to be delivered by Buyer to the Escrow Agent pursuant to
          Section 8.03(b) and subject to the Indemnity Escrow Agreement, and all accumulated dividends or distributions thereon, which shares will be a part of and withheld from the Share Consideration;

               Legal Requirements: with respect to any Person, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, judgments, orders, writs, injunctions, decrees, determinations or awards of any Governmental Authority having jurisdiction over such Person or any of such Person's assets or businesses;

               Litigation Deposit: cash in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) to be deducted from the Cash Consideration and which shall be deposited in an account under the control of the Massachusetts Court in connection with case number 99-CV-10939-NG, styled Roy L. Simons v. Stone & Webster Engineering Corporation;

               Losses: any and all damages, claims, costs, losses, liabilities, expenses or obligations (including Taxes, interest, penalties, court costs, costs of preparation and investigation, and reasonable attorneys', accountants' and other professional advisors' fees and expenses);

               March 31 Balance Sheet: the consolidated balance sheet of S & W as of March 31, 2000 as published with S & W's April 30, 2000 earnings release, as corrected;

               Massachusetts Court: United States District Court for the District of Massachusetts;

               Material Adverse Effect: a change (or event or condition that could result in a change) resulting in a loss or diminution of value equal to or in excess of Fifteen Million Dollars ($15,000,000) in the business, condition (financial or other), operations, assets or liabilities of Sellers, whether individually or collectively, other than changes resulting from (a) disruptions to the Business as a result of Sellers' financial condition as of the

          Effective Date, (b) the filing of the Bankruptcy Cases or (c) the effect of the performance of the financial markets generally on the Retirement Plan's assets and investments;

               Materials of Environmental Concern: chemicals, pollutants, contaminants, medical waste or specimens, toxic substances, petroleum and petroleum products, including hazardous wastes under the Resource, Conservation and Recovery Act, 42 U.S.C. Section 6903 et seq., hazardous substances under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., asbestos, polychlorinated biphenyls and urea formaldehyde, and low-level nuclear materials, special nuclear materials or nuclear-byproduct materials, all within the meaning of the Atomic Energy Act of 1954, as amended, and any rules, regulations or policies promulgated thereunder;

               Multiemployer Plan: defined in ERISA Section 3(37) or Section 400l(a)(3);

               Multiple Employer Plan: an Employee Pension Benefit Plan which is not a Multiemployer Plan and for which a Person who is not a member of a Controlled Group that includes any of Sellers is or has been a contributing sponsor;

               Nordic Entities: Nordic Holdings, Inc., a Delaware corporation, Nordic Investors, Inc., a Nevada corporation, Nordic Rail Services, Inc., a North Carolina corporation, Nordic Transportation Services, Inc., a North Carolina corporation, Nordic Refrigerated Services, Inc., a North Carolina corporation, Nordic Refrigerated Services, Limited Partnership, a Georgia limited partnership, Commercial Cold Storage, Inc., a Georgia corporation, and Polar Transport, Inc., a North Carolina corporation;

               Notice Period: as defined in Section 9.05(a)(i);

               Other Plan: any Contract, program or arrangement which provides cash or non-cash benefits or perquisites to current or former employees of any of Sellers, but which is not an Employee Benefit Plan, as set forth on Schedule 3.20(a);

               Party: any party to this Agreement, its successors and assigns;

               Party In Interest: a "party in interest" as defined in ERISA
          Section 3(14), and a "party in interest" as defined in the Bankruptcy Code;

               Permits: all licenses, permits, consents, approvals and other authorizations of or from all Governmental Authorities which are necessary to the ownership of the Assets or in the conduct of the Business as presently conducted and the ownership of the Assets;

               Permitted Real Property Encumbrances: those Encumbrances set forth on Schedule 3.12(b), which Encumbrances generally include utility easements and other customary covenants and restrictions of record that do not adversely affect the ownership of the Real Property or the conduct of the Business and Encumbrances related to Assumed Liabilities;

               Person: any individual, company, body corporate, association, partnership, firm, joint venture, trust, trustee or Governmental Authority;

               Pre-Closing Environmental Matters: all liabilities arising from
          (i) the pre-closing release of Materials of Environmental Concern either in, on, under or from the Real Property or any current or former facility where any Seller has conducted the Business, including, without limitation, the effects of such release of Materials of Environmental Concern on natural resources, persons or property within or outside the boundaries of the Real Property or any such current or former facility, (ii) the presence as of the Closing Date of Materials of Environmental Concern in, on or under the Real Property or any such current or former facility, (iii) the failure on or prior to the Closing Date of the facility or any former facility or any operations of Sellers to be in compliance with any Environmental Laws in effect at the time of Closing, (iv) the disposal of Materials of Environmental Concern by the Business or arrangement thereof at any location other than the Real Property or the current or former facilities on or prior to the Closing Date, and (v) any other pre-Closing act, omission or condition existing with respect to any of the Assets or related to the Business, the Real Property or any current or former facility prior to the Closing Date which gives rise to liability under any Environmental Laws in effect at the time of Closing;

               Preferred Stock: preferred stock, no par value per share, of Buyer;

               Prescient Business: the business of Sellers conducted by and through Prescient Technologies, Inc., together with all assets and property used by such entity to conduct its business;

               Prime Rate: at the time any determination thereof is to be made, the fluctuating per annum rate of interest then most recently reported in the Wall Street Journal as the "Prime Rate" (the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) and if reported as a range, the interest rate shall be the mid-point of the range. In the event that the Wall Street Journal ceases to report the Prime Rate, then "Prime Rate" shall mean the fluctuating interest rate per annum announced from time to time by Bank One, NA as its "prime rate" (or, if otherwise denominated, such bank's reference rate for interest rate calculations on general commercial loans), which rate is not necessarily the lowest or best rate that such bank may at any time or from time to time charge any of its customers;

               Process Business: certain assets (including real property) and liabilities of Sellers with respect to ethylene process technology (comprising hot-end ethylene technology and cold-end ethylene technology) and fluid catalytic cracking technology;

               Prohibited Transaction: as defined in ERISA Sec. 406 and Code Sec. 4975;

               Project Rejected Contracts: Rejected Contracts and Completed Contracts related to projects as to which standby letters of credit are outstanding under S & W's existing bank credit facilities, which Contracts are set forth and designated as such on Schedule

          5.16(b) (as amended or supplemented in accordance with Section 5.16(b)) and to which the LC Deposit relates;

               Purchase Price Adjustment Schedule: as defined in Section 2.05(c)(i)(A);

               Real Property: all real property owned or leased by any Seller, including the real property described on Schedule 2.01(a), together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto;

               Real Property Encumbrances: those Encumbrances set forth on
          Schedule 3.12(a) related to the Real Property;

               Registration Rights Agreement: the Registration Rights Agreement by and among Buyer and the Holders dated the date hereof;

               Rejected Contracts: all Contracts of Sellers (including the Project Rejected Contracts) designated as such on Schedule 5.16(b) and any obligations (other than Assumed Liabilities) of Sellers in any manner whatsoever connected with such Contracts, including, without limitation, any obligations relating to surety bonds;

               Rejected Contracts Receivables: all Accounts Receivable related to Rejected Contracts;

               Reportable Event: as defined in ERISA Sec. 4043;

               Retirement Plans: The Stone & Webster Pension Plan, Fourth Replacement Definitive Deed, dated 22 December 1999 (to which Stone & Webster Engineering Limited is the Principal Employer) and the Employee Retirement Plan of Stone & Webster Canada Limited;

               Sale Motion: the motion or motions, in form and substance reasonably acceptable to Buyer, filed by Sellers, pursuant to the provisions of Sections 363 and 365 of the Bankruptcy Code, in the Bankruptcy Cases, among other things, to obtain the Sale Order, approve the Transaction and authorize the assumption and assignment of the Assumed Contracts to Buyer;

               Sale Order: the Order of the Bankruptcy Court, dated July 13, 2000, which, among other things, granted the Sale Motion, approved, authorized and directed Sellers to assume this Agreement and consummate the Transaction and otherwise contained the provisions described in Section 5.17(a);

               SEC: the Securities and Exchange Commission;

               Sections: sections of the Agreement, unless the context indicates otherwise;

               Securities Act: the Securities Act of 1933, as amended;

               Sellers: as defined in the Preamble;

               Sellers' Indemnified Persons: Sellers and any of Sellers' members, Affiliates, successors and assigns, and their respective shareholders, members, directors, trustees, officers, employees, agents and representatives;

               Share Consideration: as defined in Section 2.05(a);

               Special Project Claims: any and all claims under the project agreements set forth on Schedule 2.02(e) to the extent not reflected on the March 31 Balance Sheet;

               SWEC: as defined in Section 2.01(b);

               Subsidiaries: as to any Person, a corporation, partnership, limited liability company or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held or controlled, directly or indirectly, by such Person;

               Tax: any income, unrelated business income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, privilege, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, sales, use, transfer, registration, unclaimed property, value added, alternative or add-on minimum, estimated or other tax, assessment, charge, levy or fee of any kind whatsoever, including payments or services in lieu of Taxes, interest or penalties on and additions to all of the foregoing, which are due or alleged to be due to any Governmental Authority, whether disputed or not;

               Tax Return: any return, declaration, report, claim for refund, information return or statement, including schedules and attachments thereto and amendments, relating to Taxes;

               Third Party Claim: as defined in Section 9.05(a)(i);

               Time & Material Agreement: the Time & Material Agreement by and among Buyer and Sellers dated as of the date hereof;

               TPPI Contract: as defined in Section 2.01(b);

               TPPI Equipment: as defined in Section 2.01(b);

               Transaction: the sale and purchase of the Assets contemplated in this Agreement, together with any and all related transactions designed to implement, facilitate or expedite such sale and purchase of the Assets;

                  Unaudited Financial Statements: the unaudited consolidated balance sheet of S & W as of March 31, 2000, and the unaudited consolidated statement of operations and unaudited consolidated statement of cash flows for the three month period then ended, together with the notes thereto, as reflected in S & W's quarterly report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC, a copy of which is attached to this Agreement as Schedule 3.06; and

               WARN Act: the Worker's Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109.

               1.02. Certain References. As used in this Agreement, and unless the context requires otherwise:

               (a) references to "include" or "including" mean including without limitation;

               (b) references to "partners" include general and limited partners of partnerships and members of limited liability companies;

               (c) references to "partnerships" include general and limited partnerships, joint ventures and limited liability companies;

               (d) references to "hereof", "herein" and derivative or similar words refer to this Agreement;

               (e) references to any document are references to that document as amended, consolidated, supplemented, novated or replaced by the parties thereto from time to time;

               (f) references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time and all rules and regulations promulgated thereunder;

               (g) references to time are references to Wilmington, Delaware time;

               (h) the gender of all words includes the masculine, feminine and neuter, and the number of all words includes the singular and plural; and

               (i) the Table of Contents, the divisions of this Agreement into articles, sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

2. SALE OF ASSETS AND RELATED MATTERS

         2.01. Sale of Assets. Subject to the terms and conditions of this Agreement, at Closing Sellers shall sell, assign, convey, transfer and deliver to Buyer, or cause to be sold, assigned, conveyed, transferred and delivered to Buyer, and Buyer shall purchase from Sellers, the Assets, free and clear of all Encumbrances other than the Permitted Real Property Encumbrances, including the following:

         (a) the Real Property;

         (b) all equipment, vehicles, furniture and furnishings and other tangible personal property of Sellers, including all of the equipment purchased by Stone & Webster Engineering

Corporation ("SWEC"), a wholly-owned indirect Subsidiary of S & W, and certain other Subsidiaries and Affiliates of S & W, pursuant to and under the Engineering, Procurement and Construction Contract (the "TPPI Contract") dated January 24, 1997 between P.T. Trans-Pacific Petrochemical Indotama and a consortium consisting of AEC International Projects, Inc., Projects Engineers Incorporated, SWEC and JGC Corporation (collectively, the "TPPI Equipment"), a list of which equipment has been provided to or made available to Buyer;

         (c) all usable supplies and inventory of Sellers;

         (d) all financial, project-related, personnel and other records of the Business (including equipment records, project plans, documents, catalogs, books, records, files and operating manuals);

         (e) all interests of Sellers in the Assumed Contracts;

         (f) all Permits and other approvals (including pending approvals) of Governmental Authorities relating to the ownership, development and operations of the Business and the Assets, including the Permits described on Schedule 2.01(f), to the extent transferable or assignable under applicable Legal Requirements;

         (g) all interests of Sellers in and to all Intellectual Properties used in connection with, or derived from or arising out of, the ownership and operation of the Business and all computer software, programs and similar systems owned or licensed by any Seller for use at or in connection with the Business, including those set forth on Schedule 2.01(g);

         (h) all interests of Sellers in all property, real, personal or mixed, tangible or intangible, arising or acquired between the Effective Date and the Closing Date;

         (i) the Investments described on Schedule 2.01(i);

         (j) general intangibles of the Business, including goodwill;

         (k) any and all claims and causes of action, including privileges related thereto, of any Seller against third parties relating to (i) the value, condition or title to the Assets, manufacturer's or vendor's warranties with respect to the Assets or product liability claims related to the Assets, whether choate or inchoate, known or unknown, contingent or otherwise, (ii) the Assumed Liabilities or the Assumed Contracts or (iii) the Project Rejected Contracts, to the extent of any payments made by Buyer pursuant to letters of credit outstanding with respect to Project Rejected Contracts which payments are not reimbursed from the Indemnity Deposit or otherwise repaid to Buyer by Sellers;

         (l) all corporate office furniture and equipment, data center hardware and equipment, residential real property and other assets of Sellers wherever located;

         (m) all Accounts Receivable (other than Completed Contracts Receivables and Rejected Contracts Receivables);

         (n) all Cash (other than the Cash Consideration);

         (o) subject to the Sale Order, all of Sellers' right, title and interest in the Cold Storage Business;

         (p) all security or other deposits relating to, without limitation, the Real Property and any equipment owned or leased by any Seller;

         (q) any prepaid expenses other than those related to Excluded Assets;

         (r) the Retirement Plans;

         (s) subject to the Sale Order, all of Sellers' right, title and interest in the Process Business; and

         (t) all proceeds of the foregoing and all other property of Sellers of every kind, character or description, tangible and intangible, known or unknown, wherever located and whether or not reflected on the Financial Statements or similar to the properties described above.

         2.02. Excluded Assets. Notwithstanding the generality of Section 2.01, the following assets are not a part of the sale and purchase contemplated by this Agreement and are excluded from the Assets (the "Excluded Assets"):

         (a) the Rejected Contracts, all Rejected Contracts Receivables, cash in the project bank accounts relating to Rejected Contracts or Completed Contracts (not to exceed $50,000 per Rejected Contract or Completed Contract) and drawings related to, and equipment specifically purchased pursuant to the requirements of, the Rejected Contracts;

         (b) the Completed Contracts and all Completed Contracts Receivables and drawings related to the Completed Contracts;

         (c) inventory and supplies disposed of or exhausted prior to the Closing Date in the ordinary course of Sellers' Business and Assets transferred or disposed of in accordance with Section 5.03(e);

         (d) those other assets of Sellers set forth on Schedule 2.02(d);

         (e) the Special Project Claims and any avoidance claims available to Sellers under Chapter 5 of the Bankruptcy Code and all claims relating to Excluded Liabilities;

         (f) the Share Consideration;

         (g) the Cash Consideration;

         (h) the Excluded Subsidiary Stock;

         (i) items characterized as "deferred income taxes" on the March 31 Balance Sheet and the Closing Balance Sheet;

         (j) the ESOP and the ESOP Note; and

         (k) any other assets excluded by mutual written agreement of the parties.

         2.03. Assumed Liabilities. As of the Closing Date, Buyer shall assume the Assumed Liabilities.


         2.04. Excluded Liabilities. Under no circumstance shall Buyer assume or be obligated to pay, and none of the Assets shall be or become liable for or subject to, any of the Excluded Liabilities, including the following liabilities, which shall be and remain liabilities of Sellers:

         (a) liabilities accrued on the Closing Balance Sheet other than the Assumed Liabilities;

         (b) liabilities or obligations for items characterized as deferred income taxes on the March 31 Balance Sheet and the Closing Balance Sheet or Taxes resulting from the consummation of the Transaction;

         (c) liabilities or obligations associated with any Excluded Assets;

         (d) liabilities or obligations associated with any and all indebtedness of Seller for borrowed money not included in the Assumed Liabilities;

         (e) liabilities or obligations under the Assumed Contracts that are not Assumed Liabilities and liabilities or obligations arising under the Rejected Contracts or the Completed Contracts;

         (f) liabilities or obligations arising out of or in connection with claims, litigation and proceedings (whether instituted prior to or after Closing) for acts or omissions which occurred, or arise from events that occurred, prior to the Closing Date, including such liabilities or obligations as are reflected on the March 31 Balance Sheet and will be reflected on the Closing Balance Sheet;

         (g) liabilities or obligations (i) to Sellers' employees (other than under the Employee Agreements), (ii) with respect to the Employee Benefit Plans and Other Plans, (iii) of Sellers to the Internal Revenue Service, PBGC or any other Governmental Authority relating to Sellers' employees, in each case arising from or relating to periods prior to Closing (whether or not triggered by the Transaction or the announcement thereof) except to the extent reflected on the Closing Balance Sheet;

         (h) liabilities or obligations related to the ESOP, including, without limitation, those liabilities and obligations reflected on the Closing Balance Sheet;

         (i) penalties, fines, settlements, interest, costs and expenses arising out of or incurred as a result of any actual or alleged violation by any of Sellers of any Legal Requirement;

         (j) liabilities or obligations under the WARN Act, if any, arising out of or resulting from layoffs of employees by Sellers prior to Closing and/or the consummation of the Transaction sufficient in the aggregate to require notice under the WARN Act, but not those that may arise from any layoffs of Hired Employees by Buyer after the Closing;

         (k) liabilities related to any debtor in possession financing under
Section 364(b), (c) or (d) of the Bankruptcy Code;

         (l) all liabilities of Sellers for expenses (i) of the negotiation and preparation of this Agreement, (ii) relating to the Transaction, (iii) of the filing and administration of the Bankruptcy Cases, in each case to the extent incurred by Sellers or any of them and including those related to legal counsel, accounting, brokerage and investment advisors fees and disbursements and (iv) any pending shareholder claim, litigation or proceeding; and

         (m) any amounts paid by or on behalf of Sellers to Jacobs, including, without limitation, any amounts paid by or on behalf of Sellers pursuant to the Jacobs Asset Purchase Agreement (including the Break-Up Fee (as defined therein) and the Expense Reimbursement (as defined therein)), the Jacobs Credit Agreement or the Jacobs DIP Agreement.

         2.05. Equity Purchase Price; Indemnity Deposit, LC Deposit and Litigation Deposit; Delivery of Consideration; Equity Purchase Price Adjustments; Allocation of Equity Purchase Price.

         (a) Equity Purchase Price; Aggregate Consideration. Subject to the terms and conditions hereof, in reliance upon the representations and warranties of S & W and the covenants of Sellers herein set forth, and as consideration for the sale and purchase of the Assets, at Closing, Buyer shall assume the Assumed Liabilities and shall tender to Sellers as the purchase price for the Assets, subject to the provisions of Section 2.05(b) and adjustment as provided in
Section 2.05(c), cash and Common Stock having an aggregate value of One Hundred Forty-Three Million Four Hundred Thousand Dollars ($143,400,000) (the aggregate Cash Consideration and Share Consideration being referred to collectively as the "Equity Purchase Price") as follows: (i) cash (the "Cash Consideration") in the amount of Thirty-Seven Million Six Hundred Thousand Dollars ($37,600,000) and
(ii) shares of Common Stock (the "Share Consideration") having a market value of One Hundred Five Million Eight Hundred Thousand Dollars ($105,800,000), based on the average closing price on the New York Stock Exchange of a share of Common Stock for the ten trading days ending on the trading day immediately preceding the Closing Date (the "Average Price"); provided, however, that if the Average Price would be greater than Fifty-Five Dollars ($55.00) per share, then the Average Price shall be deemed to be Fifty-Five Dollars ($55.00) per share for purposes of calculating the number of shares of Common Stock to be delivered as the Share Consideration portion of the Equity Purchase Price. The Parties agree that the aggregate consideration to be paid by Buyer to Sellers in connection with the Transaction (the "Aggregate Consideration") comprises (A) the Assumed Liabilities, (B) the Cash Consideration and (C) the Share Consideration.

         (b) Indemnity Deposit, LC Deposit and Litigation Deposit; Delivery of Consideration. The Indemnity Deposit (which shall constitute a part of and be withheld from the Share Consideration otherwise payable to Sellers) and the LC Deposit (which shall constitute a part of and be withheld from the Share Consideration otherwise payable to Sellers) shall be delivered by Buyer to the Escrow Agent as provided in Section 8.03(b) and shall be held and disbursed by the Escrow Agent in accordance with the terms and conditions of the Indemnity Escrow Agreement. The Litigation Deposit (which shall be deducted from and reduce the amount of Cash Consideration otherwise payable to Sellers) shall be delivered by Buyer to an account under the control of the Massachusetts Court as provided in Section 8.03(c) and shall be held and disbursed by the Massachusetts Court. The Cash Consideration (less the Litigation Deposit) shall be paid at the Closing by wire transfer of immediately available funds to an account or accounts designated by Sellers in writing (and, to the extent applicable, the Litigation Deposit shall be transferred by wire transfer to the account designated by the Massachusetts Court), and the Parties shall execute such receipts or other acknowledgments as are reasonably necessary to evidence payment and receipt of the Cash Consideration. The Share Consideration, less the Indemnity Deposit and the LC Deposit, shall be paid at the Closing by the issuance of shares of Common Stock to Sellers and the delivery to Sellers at the Closing of one or more stock certificates in the name of Sellers or their designees representing the Common Stock comprising the Share Consideration issued pursuant to this Agreement.

         (c) Equity Purchase Price Adjustments.


              (i) Within 60 days after the Closing Date, S & W shall prepare and deliver to Buyer the Closing Balance Sheet together with the report of PricewaterhouseCoopers LLP thereon. The Closing Balance Sheet will be prepared in accordance with GAAP applied on a basis consistent with the presentation of the March 31 Balance Sheet except with respect to the classification of the TPPI Equipment and except for using estimated costs of completion, change order recoveries and claim recoveries with respect to Rejected Contracts and Completed Contracts and liability estimates with respect to matters set forth in Section 2.04(f) as of March 31, 2000 without further revisions. Buyer shall cause the Hired Employees to assist Seller in connection with the preparation of the Closing Balance Sheet. The Closing Balance Sheet shall be accompanied by an additional schedule of information (the "Purchase Price Adjustment Schedule") which shall contain (x) a detailed list of the assets of Sellers related to the Rejected Contracts and Completed Contracts and the liabilities of Sellers related to the Rejected Contracts, the Completed Contracts and the Excluded Liabilities (other than the liabilities for items characterized as deferred income taxes on the March 31 Balance Sheet and the Closing Balance Sheet, liabilities and obligations related to the ESOP, Taxes resulting from the consummation of the Transaction and those items referenced in Section 2.04(k) and Section 2.04(l) and any liabilities relating to the TPPI Contract), in each case that are included in the Closing Balance Sheet and (y) a calculation showing the sum of such assets (the "Adjustment Assets") and the sum of such liabilities (the "Adjustment Liabilities") and the difference resulting from the Adjustment Assets less the Adjustment Liabilities (the "Adjustment Amount"); provided, however, any adjustments included in the Adjustment Amount as the result of the write off or write down of accounts receivable related to Rejected Contracts or Completed Contracts shall not exceed $2,000,000 in the aggregate.

              (ii) If Buyer disagrees with the preparation of the Closing Balance Sheet or the Purchase Price Adjustment Schedule, Buyer shall notify S & W in writing of such disagreement within 30 days after delivery of the Closing Balance Sheet and the Purchase Price Adjustment Schedule, which notice shall describe the nature of any such disagreement and provide reasonable supporting documentation for each such disagreement. During the 30 day period of its review, Buyer shall have reasonable access to any documents, schedules or work papers used in the preparation of the Closing Balance Sheet and the Purchase Price Adjustment Schedule.

              (iii) Buyer and S & W agree to negotiate in good faith to resolve any such disagreement regarding the preparation of the Closing Balance Sheet or the Purchase Price Adjustment Schedule, and any resolution of such disagreement agreed to in writing by Buyer and S & W shall be final and binding upon the parties. If Buyer and S & W are unable to resolve all disagreements identified by Buyer pursuant to Section 2.05(c)(ii) within 30 days after delivery to Seller of written notice of such disagreement by Buyer, then the disputed matters shall be referred for final determination to Deloitte & Touche LLP. If Deloitte & Touche LLP is unable to serve, Buyer and S & W shall jointly select an arbiter from one of the "Big 5" accounting firms that is not the independent auditor for either Buyer or S & W; provided, however, that if Buyer and S & W are unable to select such an arbiter within such time period, the American Arbitration Association shall make such selection (Deloitte & Touche LLP or any other person so selected shall be referred to herein as the "Accounting Arbitrator".) The Accounting Arbitrator will only consider those items and amounts as to which Buyer and S & W have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement. The Accounting Arbitrator shall select as a resolution the position of either Buyer or S & W for each item of disagreement (based solely on presentations and supporting material provided by the parties and not pursuant to any independent review) and may not impose an alternative resolution. The Accounting Arbitrator shall deliver to Buyer and S & W, as promptly as practicable and in any event within 45 days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement. Such report shall be final and binding upon the parties to the fullest extent permitted by applicable law. The fees, expenses and costs of the Accounting Arbitrator shall be borne one-half by Buyer and one-half by S & W.

              (iv) If the Adjustment Amount, as finally determined after the procedures set forth in this Section 2.05(c), is a positive number the Equity Purchase Price shall be decreased dollar for dollar by the Adjustment Amount, and if the Adjustment Amount is a negative number, the Equity Purchase Price shall be increased dollar for dollar by the Adjustment Amount (expressed as a positive number). If the Equity Purchase Price is decreased as a result of the purchase price adjustment, S & W shall pay to Buyer the amount of such decrease, and if the Equity Purchase Price is increased as a result of such adjustment, the Buyer shall pay to S & W the amount of such increase, in each case, by delivery within 5 days of such determination shares of Common Stock calculated on the basis of the Average Price; provided, however, that Buyer may, at its election and in its sole discretion, pay Sellers all or any portion of any increased Equity Purchase Price pursuant to this Section 2.05(c)(iv) in cash in lieu of delivering some or all of any shares of Common Stock to be delivered pursuant to this Section 2.05(c)(iv).

         (d) Allocation of Equity Purchase Price. Buyer and Sellers agree that a portion of the Equity Purchase Price shall be allocated and delivered to any Foreign Seller as required by applicable Legal Requirements for the reasonable protection of the Buyer or the Sellers, as the case may be.

         2.06. Registration Rights. Sellers shall be given registration rights with respect to the Common Stock comprising the Share Consideration, subject to the terms and conditions of the Registration Rights Agreement by and among Buyer and those Sellers who will hold Common Stock comprising the Share Consideration.

         2.07. Addition of Sellers; Schedules. S & W agrees that it will cause this Agreement to be amended to add as Sellers hereunder any of its Subsidiaries that have any right, title or interest in or to any of the Assets. S & W and Buyer agree that any references herein to Sellers shall mean and include S & W and all such Subsidiaries, and the representations and warranties of S & W in this Agreement shall be made with respect to all Sellers as if all Sellers had been Parties to this Agreement on the date hereof. The Schedules referred to in this Agreement shall be delivered concurrently with the execution of this Agreement. Such Schedules may be amended to reflect any changes required as a result of the addition of applicable Subsidiaries as additional Sellers hereunder. Buyer shall have two business days from the delivery of amended Schedules to accept or reject the same.

3. REPRESENTATIONS AND WARRANTIES OF S & W

         S & W hereby represents and warrants to Buyer as follows:

         3.01. Organization. Each Seller is duly organized, validly existing and, to the extent applicable in the case of Foreign Sellers, in good standing under the laws of its jurisdiction of organization or incorporation, as the case may be. Each Seller is licensed, registered, qualified or admitted to do business in each jurisdiction in which the ownership, use or leasing of any of such Seller's assets or properties (including the Assets), or the conduct or nature of the Business, makes such licensing, registration, qualification or admission necessary, except where such failure would not have a Material Adverse Effect.

         3.02. Powers; Consents; Absence of Conflicts, Etc. Subject to approval of this Agreement by the Bankruptcy Court, each Seller has the requisite power and authority to conduct its businesses as now being conducted, to enter into this Agreement and to perform its respective obligations hereunder, and the execution, delivery and performance by each Seller of this Agreement and the consummation of the Transaction:

         (a) are within such Seller's corporate powers, are not in contravention of the terms of its articles or certificate of incorporation or other organizational documents, as amended to date, or its bylaws and other governing documents, as amended to date, and have been duly authorized by all appropriate corporate, partnership, shareholder and partner action, as the case may be;

         (b) except as otherwise expressly provided in this Agreement or as set forth on Schedule 3.02(b), do not require any approval or consent of, or filing with, any Governmental Authority;

         (c) except as set forth on Schedule 3.02(c) or as excused by the Bankruptcy Court, do not conflict with, or result in any breach or contravention of, any Assumed Contract to which any Seller is a party or by which it is bound; and

         (d) do not violate any Legal Requirement to which any Seller or the Assets may be subject;

except, in the case of the foregoing clauses (b), (c) and (d), for such conflicts or violations as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect.

         3.03. Binding Agreement. This Agreement and all instruments and agreements hereunder to which each Seller is or becomes a party are (or upon execution will be) valid and legally binding obligations of each such Seller, enforceable against each Seller in accordance with the respective terms hereof or thereof, except as enforceability may be subject to general principles of equity and enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws effecting creditors' rights generally.

         3.04. Subsidiaries, Investments and Third Party Rights. After the Closing, no Seller will conduct any business that competes with the Business and no Seller will own or hold any interests in any Persons that conduct any business that competes with the Business, except and solely to the extent necessary to fulfill the obligations of any Seller under any Contracts other than the Assumed Contracts. Except as set forth on Schedule 2.01(i), no Seller holds any Investments that are not reflected as assets on the March 31 Balance Sheet. Except as set forth on Schedule 3.04, there are no agreements with, or options, commitments or rights in favor of, any Person to directly or indirectly acquire any of the Assets, or any interest therein.

         3.05. Legal and Regulatory Compliance. Except as set forth on Schedule 3.05, each Seller is in compliance with all Legal Requirements, and has timely filed all reports, data and other information required to be filed with Governmental Authorities, except where a failure to be in compliance or file timely would not have a Material Adverse Effect.

         3.06. Financial Statements. Attached as Schedule 3.06 are copies of the Audited Financial Statements, the Unaudited Financial Statements, the Interim Financial Statements and the interim financial statements as of June 30, 2000 of the Foreign Subsidiaries. Except as disclosed on Schedule 3.08, the Financial Statements are true, complete and accurate in all material respects and fairly present the financial condition and results of operations of S & W as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles ("GAAP"), subject in the case of the Unaudited Financial Statements and Interim Financial Statements to normal recurring quarterly and year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements); and the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

         3.07. Undisclosed Liabilities. Schedule 3.07 contains an accurate description, to the Knowledge of Sellers, of all material liabilities of Sellers not included in the Audited Financial Statements or the Unaudited Financial Statements of any nature relating to the Assets or the Business, whether accrued, absolute, contingent or otherwise, together with, in the case of those liabilities which are not fixed in amount, a reasonable estimate of the maximum amount which may be payable in respect thereof.

         3.08. Recent Activities. Except as set forth on Schedule 3.08:

         (a) Since April 30, 2000, and except for the announcement of the Transaction, the filing of the Bankruptcy Cases and disruptions arising therefrom, no event has occurred which has had a Material Adverse Effect.

         (b) Since December 31, 1999:

                  (i) to the Knowledge of Sellers, no material damage, destruction or loss (whether or not covered by insurance) has occurred affecting the Assets;

                  (ii) no Seller has increased or agreed to increase the compensation payable to any of its employees or agents or made or agreed to make any bonus or severance payment to any of its employees or agents except in the ordinary course of the Business and consistent with past practice, and no Seller has employed any additional management personnel except in the ordinary course of the Business and consistent with past practice;

                  (iii) no labor dispute, enactment of state or local law, promulgation of state or local regulation, or other event or condition has occurred which has had a Material Adverse Effect;

                  (iv) no Seller has sold, assigned, transferred, distributed or otherwise disposed of any of the Assets, except in the ordinary course of the Business;

                  (v) no Seller has canceled or waived any rights in respect of the Assets, except in the ordinary course of the Business;

                  (vi) there has been no change in any accounting method, policy or practice of any Seller, except as required by announcements of the Financial Accounting Standards Board or as disclosed in S & W's Form 10-Q for the quarter ended March 31, 2000;

                  (vii) there has been no change in the manner in which any Employee Benefit Plan and any assets or liabilities related thereto has been administered; and

                  (viii) to the Knowledge of Sellers, no Seller has received from any Governmental Authority notice that it is in material violation of any Legal Requirement.

         3.09. Subsidiaries and Affiliates; Assets. Each direct and indirect Subsidiary and Affiliate of S & W that owns or has any interest in the Assets is set forth on Schedule 3.09. Except as set forth on Schedule 3.09, no Person that is not a Seller owns, holds title to or has any other direct, indirect or beneficial interest in any of the Assets.

         3.10. Equipment. All equipment that is material to the conduct of the Business, whether reflected in the Financial Statements or otherwise, is well maintained and in good operating condition, except for reasonable wear and tear. All leased equipment that is material to the conduct of the Business is maintained in all material respects (either by Sellers, the manufacturer or lessor, as the case may be) in accordance with manufacturer and lessor requirements.

         3.11. Title to Personal Property. Except as described on Schedule 3.11, Sellers own and hold good and valid title or leasehold title, as the case may be, to all the Assets, other than the Real Property, free and clear of any Encumbrances. At Closing Sellers will convey to Buyer good and valid title to all the Assets, other than the Real Property, free and clear of any material Encumbrances.

         3.12. Real Property.

         (a) Sellers own or hold fee simple or leasehold title, as the case may be, to the Real Property together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, free and clear of any Encumbrances other than the Real Property Encumbrances.

         (b) At the Closing, Sellers will convey to Buyer good and marketable fee simple or leasehold title, as the case may be, to all Real Property, free and clear of any Encumbrances other than the Permitted Real Property Encumbrances.

         (c) The Real Property comprises all of the real property owned or leased by Sellers which is associated with or employed in the operation of the Business.

         (d) The buildings and other improvements constructed on the Real Property and material to the conduct of the Business are in a state of good condition and repair, in all material respects, and are in need of no maintenance or repairs except for ordinary, routine maintenance.

         (e) There are no pending or, to the Knowledge of Sellers, threatened condemnation or similar proceedings or special assessments relating to the Real Property or any part thereof.

         (f) To the Knowledge of Sellers, no part of the Real Property contains, is located within or abuts any flood plain, navigable water or other body of water, tideland, wetland, marshland or any other area which is subject to special State, federal or municipal regulation, control or protection.

         (g) Sellers have received all required material approvals of Governmental Authorities (including, without limitation, Permits and material certificates of occupancy or other such certificates permitting lawful occupancy of the Real Property) required in connection with the use of the Real Property and all improvements thereon.

         3.13. Environmental Matters.

         (a) To the Knowledge of Sellers, the Business is, and since January 1, 1995 has been, in material compliance with all applicable Environmental Laws.

         (b) Except as set forth on Schedule 3.13(b), no Seller has received any written Environmental Claim nor, to the Knowledge of Sellers, is there any basis for any Environmental Claim (including, without limitation, knowledge of any actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Materials of Environmental Concern, whether relating to the Assets or the Business or otherwise).

         (c) Except as set forth on Schedule 3.13(c), to the Knowledge of Sellers, there is no existing contamination by, and there has not been any material release of, any Materials of Environmental Concern on, at, under or around any of the Assets or on or in connection with the Business.

         (d) To the Knowledge of Sellers, true, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments which have been conducted with respect to any Seller or the Business, either by any Seller or any environmental consultant or engineer engaged for such purpose, have been made available to Buyer, and a list of all such reports, audits and assessments and any other similar report, audit or assessment is included on Schedule 3.13(d). To the Knowledge of Sellers, Sellers have provided Buyer with true, complete and correct copies of all environmental audits and assessments in the possession of Sellers relating to any of the Assets or any Pre-Closing Environmental Matter.

         (e) Each Seller has all material Permits required under applicable Environmental Laws to own or lease its properties and to conduct the Business thereon. All Permits currently held by Sellers pursuant to the Environmental Laws are identified on Schedule 2.01(f).

         (f) Without in any way limiting the generality of the foregoing, except as set forth on Schedule 3.13(f), (i) all Materials of Environmental Concern are handled and disposed of in material compliance with all applicable Environmental Laws, (ii) to the Knowledge of Sellers, all underground storage tanks located on the Real Property, and the capacity and contents of such tanks, are identified on Schedule 3.13(f), (iii) to the Knowledge of Sellers, there is no exposed friable asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Sellers and used in the conduct of the Business, and (iv) no polychlorinated biphenyls are used or stored at any Real Property owned or leased by Sellers.

         (g) Notwithstanding the foregoing, the representations and warranties in this Section 3.13 shall be deemed to be made without the benefit of any knowledge or materiality qualifiers with respect to the matters applicable to the Cold Storage Business and with respect to matters involving any handling, storage or release of nuclear materials that constitute Materials of Environmental Concern.

         3.14. Intellectual Properties, Computer Software, etc. Except as described on Schedule 3.14 and except for customary licensing fees payable under the Contracts, Sellers have the right to use, free and clear of any royalty or other payment obligations, claims of infringement against Intellectual Properties or computer software, programs or similar systems owned by any Seller or any liens, (a) all Intellectual Properties used or needed by Sellers in the conduct of the Business, and (b) all computer software, programs and similar systems owned by or licensed under Contracts to any Seller and used in the conduct of the Business, and no Seller is in violation or infringement of, nor has any Seller received any notice alleging any conflict with or violation or infringement of, any rights of any other Person with respect to any such Intellectual Properties or computer software, programs or similar systems. Except as set forth on Schedule 3.14 and except for customary licensing fees payable under the Contracts, subsequent to the Closing and without further action or the payment of additional fees, royalties or other compensation to any Person, Buyer will be entitled to unrestricted use of all Intellectual Properties, computer software, programs and similar systems as currently used in the Business.

         3.15. Insurance. Schedule 3.15 describes all insurance arrangements, including self-insurance, in place for the benefit of the Assets and the conduct of the Business. True and correct copies of all such policies and any endorsements thereto have been made available to Buyer.

         3.16. Permits and Licenses. Schedule 2.01(f) contains a complete and accurate list and summary description of all material Permits and franchises (including applications therefor) owned or held by Sellers relating to the ownership, development or operations of the Business or the Assets, all of which are in good standing and not subject to challenge. Each Seller is, with respect to the Business, duly licensed by the appropriate Governmental Authorities, except where the failure to be so licensed would result in liabilities of less than Five Hundred Thousand Dollars ($500,000) in the aggregate. Each Seller is, and the Business is and has at all time been conducted, in compliance with any and all applicable licensing requirements, except where the failure to be so licensed would result in liabilities of less than Five Hundred Thousand Dollars ($500,000) in the aggregate. There are no provisions in or agreements relating to any such Permits or franchises (including applications therefor) which would preclude or limit Buyer from operating the Business and using all Assets in their current conditions and locations, except for such provisions relating to the assignment or transfer of any Permit or franchise.

         3.17. Agreements and Commitments.

         (a) Schedule 3.17 is a true, complete and correct list of all Contracts (other than Immaterial Contracts) conforming to the descriptions set forth in this Section 3.17 to which any Seller is a party, copies of each of which have been delivered or made available to Buyer:

                  (i) Contracts involving payments by or to any Seller in excess of One Hundred Thousand Dollars ($100,000) not made in the ordinary course of business;

                  (ii) any employee collective bargaining agreement or other Contract with any labor union covering employees of any of the Sellers;

                  (iii) any Contract (including sales orders) involving the obligation of any Seller to deliver products or services;

                  (iv) any option or other Contract to purchase or otherwise acquire or sell or otherwise dispose of any interest in any real property (including the Real Property);

                  (v) any Contract under which any Seller has agreed to indemnify any third party with respect to, or to share, the Tax liability of any third party;

                  (vi) any Contract to make a capital expenditure or to purchase a capital asset in excess of Two Hundred Fifty Thousand Dollars ($250,000) by or on behalf of any Seller in connection with the Assets or the operation of the Business other than capital expenditures relating to assets which are to become part of a project;

                  (vii) any Contract relating to the location of employees or minimum number of employees to be employed by any Seller with respect to the Business;

                  (viii) any power of attorney (other than powers of attorney given in the ordinary course of the Business with respect to routine export, tax or securities matters);

                  (ix) any bond, indenture, note, loan or credit agreement (other than the Jacobs Credit Agreement and the Jacobs DIP Agreement) or other Contract relating to the borrowing of money or to the direct or indirect guarantee or assumption of the obligations of any other Person for borrowed money;

                  (x) any Contract limiting or restricting in any material manner the operation of the Business;

                  (xi) any lease or similar Contract under which (i) any Seller is the lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property or real property owned by any third Person for an annual rent in excess of One Hundred Thousand Dollars ($100,000) or (ii) any Seller is the lessor of, or makes available for use by any third Person, any tangible personal property or real property owned by any Seller for an annual rent in excess of One Hundred Thousand Dollars ($100,000), in each case, other than with respect to machinery, equipment, vehicles or other tangible personal property specifically for use in connection with a project;

                  (xii) except as set forth on Schedule 5.04, employment and severance Contracts, including Contracts (i) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of any Seller or (ii) that will or could result in the payment by or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of Buyer or any Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the Transactions; and

                  (xiii) any joint venture or partnership Contracts.

         (b) Sellers have made available to Buyer true, complete and correct copies of any Contract (including purchase orders) involving the obligation of any Seller to purchase products or services pursuant to which the aggregate of payments to become due from such Seller is equal to or exceeds One Hundred Thousand Dollars ($100,000).

         3.18. The Contracts. Except (a) as otherwise set forth on Schedule 3.18, (b) as a result of Sellers' current financial condition, or (c) for events of default that will arise or result from the filing of the Bankruptcy Cases:

                  (i) the Contracts constitute lawful, valid and legally binding obligations of the Sellers who are parties thereto and are enforceable against such Sellers in accordance with their terms;

                  (ii) each Contract is in full force and effect and constitutes the entire agreement by and between the parties thereto;

                  (iii) in all material respects, all obligations required to be performed under the Contracts by the Sellers who are parties thereto on or prior to the date hereof have been performed, and no event has occurred or failed to occur which constitutes, or with the giving of notice, the lapse of time or both would constitute, a default by any Seller under the Contracts;

                  (iv) except for Government Contracts, no Contract prohibits or requires the consent of any Person to the assignment to and assumption by Buyer of the Contracts;

                  (v) no Contract will prohibit competition or restrict the ability of Buyer to engage in any lawful business after Closing; and

                  (vi) the assignment of the Contracts to and assumption of such Contracts by Buyer will not result in any penalty, premium or variation of the rights, remedies, benefits or obligations of any party thereunder.

         3.19. Employees and Employee Relations.

         (a) Sellers have made available to Buyer a complete list (as of the date set forth therein) of names, positions, current annual salaries or wage rates, and bonus and other compensation arrangements of all full-time and part-time employees of each Seller (indicating in such list whether each employee is part-time or full-time, whether such employee is employed under written Contract, and, if such employee is not actively at work, the reason therefor).

         (b) There is no pending or, to the Knowledge of Sellers, threatened employee strike, work stoppage or slowdown or labor dispute. Except as described on Schedule 3.19(b), no employees of any Seller are represented by a labor union or employee organization, and, to the Knowledge of Sellers, (i) no union or employee organization has made a demand for recognition and (ii) no other union organizing or collective bargaining activities by or with respect to any employees of any Seller are taking place.

         3.20. Employee Benefit Plans.

         (a) Schedule 3.20(a) lists each Employee Benefit Plan and Other Plan that any Seller or any member of the Controlled Group that includes any Seller sponsors or maintains or has within the last five years sponsored or maintained or to which it contributes (including employee elective deferrals) or has within the last five years contributed or been required to contribute.

         (b) Each Employee Benefit Plan (and related trust, insurance contract or fund if the Employee Benefit Plan is funded through a trust or third party funding vehicle) complies in form and in operation in all material respects with applicable Legal Requirements, and has been administered and operated in all material respects in accordance with all applicable Legal Requirements. Except as set forth on Schedule 3.20(b), all required reports and descriptions required to be filed with any Governmental Authority (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. Sellers have delivered or made available to Buyer correct and complete copies of the plan documents and summary plan descriptions, most recent determination letters received from the Internal Revenue Service, most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and other funding agreements which implement each Employee Benefit Plan (and in the case of any Employee Benefit Plan of any Foreign Seller, any comparable documents under the applicable Legal Requirements of the appropriate Governmental Authorities). Since January 1, 1995, no Employee Benefit Plan has been audited by any Governmental Authority, no Seller has received any written notice that such an audit will or may be conducted and no event has occurred since the date of such determination letter that would operate to jeopardize any Employee Benefit Plan's qualification.

         (c) Each Employee Pension Benefit Plan is in material compliance with the requirements of a qualified plan under Code Sec. 401(a), and each qualified plan has received a favorable determination letter from the Internal Revenue Service that is current and valid and no event has occurred since the date of such determination letter that would operate to jeopardize such Employee Pension Benefit Plan's qualification. All contributions (including employer contributions and employee salary reduction contributions) to each Employee Pension Benefit Plan that are required to be paid have been paid, and all Sellers' contributions in respect of periods ending the day prior to the Closing Date will be accrued on the Closing Balance Sheet. The market value of all assets under each Employee Pension Benefit Plan and the present value of all vested and unvested liabilities thereunder have been determined and, with respect to each such Employee Pension Benefit Plan, as of such date of determination the vested and unvested liabilities thereunder were determined in accordance with PBGC immediate and deferred factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

         (d) All required premiums or other payments for all periods due on or before the Closing Date have been or will have been paid with respect to each Employee Welfare Benefit Plan.

         (e) Except as set forth on Schedule 3.20(e), there have been no Prohibited Transactions with respect to any Employee Benefit Plan that would subject any Seller or any member of the Controlled Group that includes any Seller to any material liability; no Seller has incurred or reasonably expects to incur material excise tax liability under Chapter 43 and Chapter 47 under Subtitle D of the Code; no ERISA Fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan; no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Sellers, threatened; and to the Knowledge of Sellers, there exists no basis for any such action, suit, proceeding, hearing or investigation. No Party in Interest has any interest in any assets of any Employee Benefit Pension Plan other than as a beneficiary by virtue of such Person's participation in such plan.

         (f) Except as set forth on Schedule 3.20(f), no Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or the subject of a Reportable Event and no proceeding by the PBGC to terminate any Employee Pension Benefit Plan has been instituted or threatened; and no Seller has incurred any material liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any Employee Pension Benefit Plan.

         (g) Except as set forth on Schedule 3.20(g), no Seller, and no member of the Controlled Group that includes any Seller, contributes to, ever has contributed to, or ever has been required to contribute to any Multiple Employer Plan or any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiple Employer Plan or any

Multiemployer Plan. Except as set forth on Schedule 3.20(g), no Seller, and no member of the Controlled Group that includes any Seller, maintains or contributes, ever has maintained or contributed, or ever has been required to maintain or contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B).

         (h) Each Seller has complied in all material respects with the requirements of Code Sections 4980B, 9801, 9802, 9811 and 9812.

         3.21. Litigation and Proceedings. Except as set forth on Schedule 3.21,
(i) there are no claims, actions, suits, litigation, arbitration, mediations, investigations or other proceedings (including qui tam actions) pending, affecting or to the Knowledge of Sellers threatened against any Seller which might have a Material Adverse Effect on the Business or the Assets, and (ii) to the Knowledge of Sellers, there exist no facts that might form the basis of any such claim, action, suit, litigation, arbitration, mediation, investigation or other proceeding.

         3.22. Taxes.

         (a) Sellers have filed all Tax Returns required to be filed by or on behalf of any of them, all such Tax Returns are correct and complete in all material respects, and Sellers have duly paid or made provision in the Audited Financial Statements for the payment of all Taxes; and as of Closing there will be no Encumbrances on any Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) Except as described on Schedule 3.22, each Seller has withheld proper and accurate amounts from its employees' compensation in full and complete compliance with all withholding and similar provisions of the Code and any and all other applicable Legal Requirements, and has withheld and paid, or caused to be withheld and paid, all Taxes on monies paid by Sellers to independent contractors, creditors and other Persons for which withholding or payment is required by law.

         (c) Except as set forth on Schedule 3.22, no taxing authority has advised any Seller that it intends to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on Schedule 3.22, there is no dispute or claim concerning any Tax liability of Sellers either claimed or raised by any Governmental Authority in writing, or as to which any Seller has notice or knowledge.

         (d) Except as described on Schedule 3.22, no Seller has or may have any liability for the Taxes of any Person other than Sellers under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract or otherwise.

         3.23. Brokers and Finders. No Seller, nor any officer, director, employee or agent thereof, has engaged any finder or broker in connection with the Transaction, except that S & W has engaged Lazard Freres & Co. LLC and Goldman Sachs & Co. to act as S & W's independent financial advisors in connection with the transactions contemplated by this Agreement.

         3.24. Payments. No Seller has, directly or indirectly, paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person which is in any manner related to the Assets or the Business in violation of any Legal Requirement. No Seller, nor any officer, director or employee of any Seller, has received or, as a result of the consummation of the transaction contemplated by this Agreement, will receive any rebate, kickback or other improper or illegal payment from any Person with whom Sellers conduct or have conducted business.

         3.25. Operation of the Business. The Assets constitute all assets, properties, goodwill and businesses necessary to operate the Business in all material respects in the manner in which they been operated prior to the Closing Date.

         3.26. Customer List. Sellers have made available to Buyer a true, complete and correct list of all customers of each Seller since January 1, 1997 which generated revenues in excess of One Million Dollars ($1,000,000) in any fiscal year during such period.

         3.27. Backlog. Sellers have made available to Buyer a true, complete and correct list of all unfilled orders for products or services as of April 30, 2000, setting forth the date of such order and the current status.

         3.28. Investment Experience and Intent; No Registration. Each Holder is experienced in evaluating companies such as Buyer, is able to fend for itself in transactions such as the Transaction, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring and holding the Common Stock comprising the Share Consideration. Except as may be required in connection with or pursuant to the Bankruptcy Cases, each Holder is acquiring the Common Stock comprising the Share Consideration for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Each Holder understands that the Common Stock comprising the Share Consideration has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Each Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third party with respect to any of the Common Stock comprising the Share Consideration. Each Holder understands and acknowledges that the Common Stock comprising the Share Consideration will not be registered under the Securities Act, unless and solely to the extent so required pursuant to the terms and subject to the conditions of the Registration Rights Agreement.

         3.29. Accredited Investor Status. As of the Effective Date, each Holder is an Accredited Investor.

         3.30. Rule 144. Each Holder acknowledges that the Common Stock comprising the Share Consideration must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Holder is aware of the provisions of Rule 144 promulgated under the Securities Act that permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Each Holder covenants that, in the absence of an effective registration statement covering the Common Stock comprising the

Share Consideration, it will sell, transfer or otherwise dispose of such Common Stock only in a manner consistent with its obligations under the Registration Rights Agreement or in compliance with applicable securities laws. In connection therewith, each Holder acknowledges that Buyer will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3.30 and the Registration Rights Agreement and will transfer securities on the books of Buyer only to the extent not inconsistent herewith and therewith.

         3.31. Government Contracting.

         (a) (i) No Seller, nor any director, officer, employee, agent or consultant of any Seller, is (or during the last five years has been) under administrative, civil or criminal investigation (including as a result of a qui tam or similar action brought under the Civil False Claims Act or any similar state or local law, rule or regulation), indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid or is (or during the last five years has been) in violation of any statutes or regulations relative to prohibited practices, including the Civil False Claims Act, prohibitions against "Buying In", the Anti-Kickback Act, the Federal Election Campaign Act, the Truth-In-Negotiations-Act, the Procurement Integrity Act, the Foreign Corrupt Practices Act, International Trade in Arms Regulation, Cost Accounting Standards, prohibitions against conflict of interest and anti-trust laws or any governmental accounting regulations; (ii) no Seller has made a voluntary disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid that has led or would reasonably be expected to lead, either before or after the Closing Date, to any of the consequences set forth in clause (i) above or any other material damage, penalty assessment, recoupment of payment or disallowances of cost.

         (b) No Seller, nor any director, officer, employee, agent or consultant of any Seller, is (or during the last five years has been) suspended or debarred from doing business with any Governmental Authority or has been declared nonresponsible or ineligible for U.S. Government contracting. To the Knowledge of Sellers, there exist no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility in the future on the part of the Sellers or Buyer as the purchaser of the Assets, except as may result from Sellers' current financial condition or the filing of the Bankruptcy Cases.

         (c) The Company and the Company Subsidiaries are in full compliance with all Foreign Ownership and Control Interests ("FOCI") regulations and have received all appropriate approvals within the last five years.

         (d) Each Sellers' cost accounting and procurement systems with respect to Government Contracts are in compliance in all material respects with all applicable governmental regulations and rules.

         3.32. Accounts Receivable. Except as described on Schedule 3.32, there is (a) no account debtor that has refused (or to the Knowledge of Sellers, threatened to refuse) to pay its obligations with respect to any Account Receivable for any reason, (b) to Sellers' knowledge, no account debtor that is insolvent or bankrupt, (c) no Account Receivable that was not generated in the ordinary course of the Business, (d) no Account Receivable that is not appropriately reserved and, as reserved, is not good and collectible within 90 days from the Closing Date and (e) with respect to unbilled Accounts Receivable, there exists no fact that would prohibit or restrict the billing of any such unbilled Accounts Receivable in the ordinary course of business or, to the Knowledge of Sellers, would render such unbilled Accounts Receivable uncollectable within 90 days from the date of invoice.

         3.33. Related Party Transactions. Except (i) for compensation and benefits payable in the ordinary course of the Business, (ii) for normal travel advances made in the ordinary course of the Business consistent with past practice and (iii) as set forth on Schedule 3.33, to the Knowledge of Sellers, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of any Seller (a) since January 1, 1997, has lent or borrowed any monies to or from or has outstanding any indebtedness or other similar obligations to any Seller, (b) owns any direct or indirect interest of any kind (except with respect to the ownership of not more than five percent (5%) of any class of equity security in a publicly held company) in, or is a director, officer, employee, partner, "affiliate" or "associate" of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person that is a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of any Seller, (c) is otherwise a party to, or since January 1, 1997 has been a party to, any Contract with any Seller involving payments equal to or in excess of One Hundred Thousand Dollars ($100,000) per year or (d) owns or has any rights in any assets, properties, licenses or rights which are used or leased (or, since January 1, 1997, were used or leased) by any Seller in the conduct of the Business.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers as follows:

         4.01. Organization. Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Louisiana.

         4.02. Corporate Powers; Consents; Absence of Conflicts, Etc. Buyer has the requisite power and authority to conduct its business as now being conducted, to enter into this Agreement, and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement and the consummation of the Transaction by Buyer:

         (a) are within Buyer's corporate powers and are not in contravention of the terms of its Restated Articles of Incorporation or Amended and Restated Bylaws, each as amended to date, and have been approved by all requisite corporate and shareholder action;

         (b) except as otherwise expressly provided in this Agreement or as set forth on Schedule 3.02(b), do not require any approval or consent of, or filing with, any Governmental Authority;

         (c) do not conflict with, or result in any breach or contravention of, any material agreement to which Buyer is a party or by which it is bound; and

         (d) do not violate any Legal Requirement to which Buyer may be subject.

         4.03. Binding Agreement. This Agreement and all instruments and agreements hereunder to which Buyer is or becomes a party are (or upon execution will be) valid and legally binding obligations of Buyer enforceable against Buyer in accordance with the respective terms hereof and thereof, except as enforceability against Buyer may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

         4.04. Issuance of Share Consideration. The issuance of the shares of Common Stock comprising the Share Consideration has been duly and validly authorized by all requisite corporate and shareholder action, and, when issued in accordance with the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable.

         4.05. Brokers and Finders. Neither Buyer, nor any Affiliate of Buyer, nor any officer, director, employee or agent thereof, has engaged any finder or broker in connection with the Transaction, except that Buyer has engaged Jefferies & Company, Inc. and Morgan Keegan & Company, Inc. to act as Buyer's independent financial advisors in connection with the Transaction.

         4.06. Payments. Neither Buyer, nor any Affiliate of Buyer, nor any officer, director, employee or agent thereof, has, directly or indirectly, paid or delivered, offered to pay or deliver, or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any person which is now or was previously an affiliate or insider (as those terms are defined in the Bankruptcy Code) of any Seller.

         4.07. SEC Documents and Other Reports. Buyer has filed all required documents with the SEC since January 1, 1997 (the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Buyer included in the Buyer SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in accordance with GAAP the consolidated financial position of Buyer and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any other adjustments described therein and normal year-end audit adjustments). Except as disclosed in the Buyer SEC Documents filed prior to the Effective Date or as required by GAAP, Buyer has not, since January 31, 2000, made any change in the accounting practices or policies applied in the preparation of financial statements. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and other applicable legal and accounting requirements.

         4.08. Actions and Proceedings. Except as set forth in the Buyer SEC Documents filed prior to the Effective Date or on Schedule 4.08, (a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against or involving Buyer or any of its Subsidiaries, or involving any of its or their properties, assets or business, that would have a Buyer Material Adverse Effect and (b) as of the Effective Date, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Buyer, threatened against or involving Buyer or any of its Subsidiaries, or involving any of its or their properties, assets or business that, individually or in the aggregate, would have a Buyer Material Adverse Effect.

         4.09. Capital Structure. The authorized stock of Buyer consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. At the close of business on February 29, 2000, (a) 15,298,921 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (b) 8,224,236 shares of Common Stock were held in the treasury of Buyer or by the Subsidiaries of Buyer; (c) 1,152,375 shares of Common Stock were reserved for future issuance pursuant to stock option or stock purchase plans; and (d) no shares of Buyer Preferred Stock were issued or outstanding. Except as disclosed in Buyer SEC Documents filed prior to the date hereof, there are no outstanding contractual obligations of Buyer or any of Buyer's Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the registration for sale of, or
(iv) granting any preemptive or antidilutive rights with respect to, any shares of Common Stock.

         4.10. Absence of Certain Changes or Events. Except as disclosed in Buyer SEC Documents filed prior to the date hereof, since February 29, 2000, none of Buyer or any of its Subsidiaries has incurred any material liability or obligations (direct, indirect or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Buyer Material Adverse Effect, except for any changes or effects resulting from this Agreement, the Transaction or the announcement thereof.

5. COVENANTS AND AGREEMENTS OF THE PARTIES

         5.01. Bankruptcy Cases and Sale Motion; Entry of Sale Order; Additional Sellers. Sellers shall pursue the Bankruptcy Cases, the Sale Motion and such other motions as are necessary to implement the Transaction. Sellers shall request a prompt hearing relative to, and shall use their respective best efforts to obtain, entry of the Sale Order. From and after the Effective Date, to the extent that any direct or indirect Subsidiary or Affiliate of any Seller acquires, owns or holds any portion of the Assets or conducts any portion of the Business and initially is not a Party hereto, Sellers shall cause each such direct or indirect Subsidiary or Affiliate to become a Party as an additional Seller. In addition, Sellers shall, and shall cause each such Subsidiary or Affiliate to, execute and deliver such further documents and instruments and take such further actions as may be necessary to file a Bankruptcy Case for each Subsidiary and Affiliate of S & W as, in the reasonable judgment of Sellers after consultation with Buyer, are necessary to consummate the Transaction.

         5.02. Operations. From the Effective Date until the Closing Date, except as otherwise expressly provided in this Agreement (including Section 5.03) and subject to the obligations of Sellers to comply with any applicable order of the Bankruptcy Court and the provisions of the

Bankruptcy Code and taking into account Sellers' current financial condition and the Bankruptcy Cases, Sellers will:

         (a) perform when due all Legal Requirements and obligations under Contracts (including the Assumed Contracts) relating to or affecting the Assets or the Business;

         (b) carry on the Business in substantially the same manner as they have heretofore;

         (c) maintain the Assets in good working order and condition, ordinary wear and tear excepted;

         (d) take all actions necessary and appropriate to deliver to Buyer title to the Assets free and clear of all Encumbrances (except for the Real Property Encumbrances) and to obtain appropriate releases, consents, estoppels, certificates, opinions and other instruments as Buyer may reasonably request;

         (e) keep in full force and effect present insurance policies or other comparable insurance benefiting the Assets and the conduct of the Business;

         (f) maintain and preserve their business organizations and operations substantially intact; use their respective commercially reasonable efforts to retain the present employees at the Business (subject to the right of Sellers, after consultation with Buyer, to discharge any employee in the ordinary course of the Business); maintain their relationships with contractors, subcontractors, suppliers, customers and other Persons doing business with Sellers; and take such actions as are reasonably necessary and achievable to cause the smooth, efficient and successful transition to Buyer of the Business at Closing;

         (g) permit and allow reasonable access by Buyer to discuss and make offers of post-Closing employment with any of Sellers' personnel, to advertise for post-Closing employment at the Business, and to establish relationships with contractors, subcontractors, suppliers and other Persons having business relations with Sellers; and

         (h) use their respective best efforts to accomplish the sale of the Cold Storage Business and the Prescient Business pursuant to any Contracts for such sale entered into and to be performed prior to the Closing Date.

         5.03. Certain Actions. From the Effective Date until the Closing Date, except as otherwise expressly provided in this Agreement or as set forth on
Schedule 5.03, Sellers shall not take any of the following actions without first obtaining the consent of Buyer:

         (a) amend or terminate any Assumed Contract other than an Immaterial Contract, or enter into any Contract involving a commitment on the part of any Seller in excess of One Hundred Thousand Dollars ($100,000);

         (b) make offers to any employees of the Business for employment with any Person after Closing or make any material change in personnel, operations, finances, accounting policies, or real or personal property of the Business;

         (c) increase compensation payable or to become payable to, make a bonus or severance payment to, or otherwise enter into one or more bonus or severance agreements with, any employee or agent of any Seller;

         (d) create, assume or permit to exist any new Encumbrance upon any of the Assets, except for Encumbrances providing adequate protection as is required by the Bankruptcy Court;

         (e) sell, assign, transfer, distribute or otherwise dispose of any property, plant or equipment of any Seller having an original cost in excess of Fifty Thousand Dollars ($50,000);

         (f) take any action outside the ordinary course of the Business;

         (g) amend or agree to amend the articles or certificate of incorporation or other organizational documents or the bylaws or other governing documents of any Seller or otherwise take any action relating to any liquidation or dissolution of any Seller;

         (h) create, incur, assume, guarantee or otherwise become liable for any liability of any Seller, or agree to do any of the foregoing;

         (i) cancel, forgive, release, discharge or waive any receivable or any similar Asset or right with respect to the Business, or agree to do any of the foregoing;

         (j) change any accounting method, policy or practice in the Financial Statements; or

         (k) terminate, amend or otherwise modify any Employee Benefit Plan or Other Plan, except for amendments required to comply with applicable Legal Requirements or as requested by Buyer.

         5.04. Employee Matters.

         (a) Subject to the exclusions set forth in this Section 5.04, Buyer may communicate (after consulting with management of S & W) with any employees of any Seller and may offer, or cause its Affiliates to offer, to employ as of the Closing Date all active employees of Sellers working at the Business on the Closing Date to whom Buyer, in its sole discretion, may choose to make offers of employment, all in the manner and upon terms and conditions of employment which are generally comparable to similarly situated employees of Buyer. It is the intent of Buyer to make offers of employment to substantially all of Sellers' operating employees. Employees employed under Employee Agreements in place as of March 31, 2000 or authorized as set forth on Schedule 5.04 (the "Employee Agreements") will not be offered employment pursuant to this Section 5.04, but such Employee Agreements shall become Assumed Contracts whether or not the employees employed thereunder become employed by Buyer or any of its Affiliates and employment of any employees employed thereunder by Buyer or any of its Affiliates shall be governed by the terms of the Assumed Contracts relating to such employees. Buyer shall give all Hired Employees credit for their vacation and holiday accumulations to the extent the same constitute Assumed Liabilities. Sellers acknowledge that all employment offers are subject to the satisfactory completion by Buyer of its customary employee background checks. Nothing contained in this Section 5.04 or elsewhere in this Agreement shall be deemed to limit or otherwise affect in any manner the right of Buyer or any Affiliate of Buyer to terminate at will the employment of any Hired Employee (except as otherwise provided in Assumed Contracts with such employees). Sellers shall be responsible for and pay any and all liabilities or obligations arising under the WARN Act, if any, arising out of or resulting from layoffs of employees prior to Closing and/or the consummation of the Transaction, and Sellers shall remain liable for any and all costs and expenses associated with continued employment, or termination and severance, of all employees of Sellers other than the Hired Employees and employees with respect to whom Buyer shall assume any liabilities under the Employee Agreements, including any obligation imposed on Sellers or Buyer to provide such employees with continued health, disability, life or other retirement benefits (whether covered by insurance or not). Buyer shall not, at any time prior to 90 days after the Closing Date, without complying fully with the notice and other requirements of the WARN Act, effectuate (i) a "plant closing" as defined in the WARN Act affecting any site of employment or one or more facilities or operating units within any site of employment of the Business; or (ii) a "mass layoff" as defined in the WARN Act affecting any site of employment of the Business; or any similar action under applicable state or foreign law requiring notice to employees in the event of a plant closing or layoff. In addition, Buyer hereby agrees to indemnify and hold Sellers harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorney's fees and other costs of defense) which Sellers may incur in connection with any suit or claim of violation brought against Sellers under the WARN Act or any similar state or foreign law, which relates to actions taken by Buyer after the Closing Date with regard to any site of employment or one or more facilities or operating units within any site of employment of the Business.

         (b) Buyer shall as of the Closing Date assume the sponsorship of the Retirement Plans (but not any other Employee Benefit Plan listed on Schedule 3.20(a)), and in connection therewith shall assume all responsibility for the administration of such plans and their assets and liabilities. Buyer shall be responsible for all contributions to the Retirement Plans (but not any other Employee Benefit Plan listed on Schedule 3.20(a)), due after the Closing Date. Buyer shall arrange effective as of the Closing Date to enter into appropriate agreements or modify existing agreements with trustees and other vendors providing services to the Retirement Plans.

         (c) Buyer and Sellers agree to negotiate in good faith with respect to certain additional terms of employment for Hired Employees relating to eligibility and participation (including recognition of S & W service) in the Employee Benefit Plans of Buyer and the disposition of benefits under the Employee Benefit Plans of Sellers.

         5.05. Access to and Provision of Additional Information.

         (a) From the Effective Date until the Closing Date, Sellers shall cooperate fully with Buyer and Buyer's representatives in connection with Buyer's due diligence investigation of the prospects, business, assets, Contracts, rights, liabilities and obligations of Sellers and the Business, and shall provide to Buyer and Buyer's representatives full and complete access to and the right to inspect the Business, any facilities associated with or used in the Business, the Assets, and books and records of Sellers relating to Sellers, the Assets and the Business, and will furnish to Buyer all material information concerning Sellers, the Assets and the Business not otherwise disclosed pursuant to this Agreement, all pleadings and other documents or schedules filed with the Bankruptcy Court, access to Sellers' files and other records regarding claims, actions, suits, litigation, arbitration, mediations, investigations and other proceedings pending against or otherwise affecting any Seller, the Assets or the Business, and such additional financial, operating and other data and information regarding the Business as Buyer may from time to time reasonably request, without regard to where such information may be located. In addition, each Seller shall use its respective best efforts to cause its agents, representatives, employees, officers, directors, vendors, suppliers, and customers to cooperate with Buyer and Buyer's representatives in connection with Buyer's due diligence review as it relates to any Contracts between any such vendors, suppliers, and customers and any Seller.

         (b) From the Effective Date until the Closing Date, Sellers shall cause their respective officers and employees to confer on a regular and frequent basis with one or more representatives of Buyer and to answer Buyer's questions regarding matters relating to the conduct of the Business and the status of the Transaction. Sellers shall notify Buyer in writing of any material changes in the operations, financial condition or prospects of the Business and of any complaints, investigations, hearings or adjudicatory proceedings (or communications indicating that the same may be contemplated) of any Person and shall keep Buyer reasonably informed of such matters.

         (c) The exercise by Buyer of any right of access granted herein shall not materially interfere with the business operations of Sellers.

         (d) Except as provided in Article 8, each Party shall be responsible for its own costs and expenses incurred pursuant to this Section 5.05.

         5.06. Post-Closing Maintenance of and Access to Information.

         (a) The parties acknowledge that after Closing each party may need access to information or documents in the control or possession of another party for the purposes of concluding the transactions herein contemplated, Tax Returns or audits, the Assumed Contracts and other Legal Requirements, and the prosecution or defense of third party claims. Accordingly, each party shall keep, preserve and maintain in the ordinary course of business, and as required by Legal Requirements and relevant insurance carriers, all books, records, documents and other information in the possession or control of such party and relevant to the foregoing purposes at least until the expiration of any applicable statute of limitations or extensions thereof.

         (b) Each party shall cooperate fully in connection with, and make available for inspection and copying by, the other party, its employees, agents, counsel and accountants and/or Governmental Authorities, upon written request and at the expense of the requesting party, such books, records documents and other information to the extent reasonably necessary to facilitate the foregoing purposes. In addition, each party shall cooperate with, and shall permit and use its best efforts to cause, at the expense of the requesting party, its respective former and present directors, officers and employees to cooperate with, the other party on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to the subject matters of this Agreement and pertaining to periods prior to the Closing Date.

         (c) Sellers shall be entitled to remove from the Business, at Sellers' sole risk and expense, any records that relate to events or periods prior to Closing for purposes of pending litigation involving matters to which such records refer, as certified in writing prior to removal by counsel retained by Sellers in connection with such litigation. Any records so removed shall be promptly returned to Buyer following their use by Sellers.

         (d) The exercise by either party of any right of access granted herein shall not materially interfere with the business operations of the other party.

         5.07. Governmental Authority Approvals: Consents to Assignment.

         (a) From the Effective Date until the Closing Date, each Seller and Buyer shall (i) promptly apply for and use its respective commercially reasonable efforts to obtain prior to Closing all consents, approvals, authorizations and clearances of Governmental Authorities required of it to consummate the transactions contemplated hereby, (ii) provide such information and communications to Governmental Authorities as the other party or such Persons may reasonably request, and (iii) assist and cooperate with other parties to obtain all Permits and clearances of Governmental Authorities that the other parties reasonably deem necessary or appropriate, and to prepare any document or other information reasonably required of it by any such Persons to consummate the transactions contemplated herein; provided, however, that, notwithstanding the foregoing, no party shall have any obligation under such provisions (x) to pay any cash amounts to Governmental Authorities other than filing fees, or (y) to agree to divest assets or limit the operations of its businesses.

         (b) From the Effective Date until the Closing Date, each of the parties shall file, if and to the extent required by law, all reports or other documents required or requested by Governmental Authorities under the HSR Act concerning the purchase and sale of the Assets and comply promptly with any requests by the Governmental Authorities for additional information concerning the purchase and sale of the Assets, so that the waiting period specified in the HSR Act with respect to those Assets will expire as soon as reasonably possible after the Effective Date. Each of the parties shall furnish to the other parties such information as the other parties reasonably require to perform their obligations under the HSR Act and shall exchange drafts of the relevant portions of each other's report forms prior to filing.

         (c) Sellers shall (i) obtain Bankruptcy Court approval of the assumption by and assignment to Buyer of the Assumed Contracts and (ii) obtain all other consents, approvals and novations required to assign the Assumed Contracts to Buyer.

         (d) In the event that any and all novations, transfer or other agreements, consents, approvals or waivers necessary for the assignments, transfer or novation of any Assumed Contracts, or any claim, right or benefit arising thereunder or resulting therefrom, shall not have been obtained prior to the Closing Date, then as of the Closing, this Agreement, to the extent permitted by law, shall constitute full and equitable assignment by Sellers to Buyer of all of Sellers' right, title and interest in and to, and all of Sellers' obligations and liabilities under, such Assumed Contracts, and Buyer shall be deemed Sellers' agent for the purpose of completing, fulfilling and discharging all of Sellers' liabilities under any such Assumed Contracts. The Parties shall take all necessary steps and actions to provide Buyer with the benefits of such

Assumed Contracts, and to relieve Sellers of the performance and other obligations thereunder, including entry into subcontracts for the performance thereof. Buyer agrees to pay, perform and discharge, and indemnify Sellers against and hold Sellers harmless from, all obligations and liabilities of Sellers relating to such performance or failure to perform under such Assumed Contracts after the Closing Date, in accordance with the provisions of Article 9 of this Agreement.

         (e) In the event Sellers shall be unable to make the equitable assignment described in Section 5.07(d), or if such attempted assignment would give rise to any right of termination, or would otherwise adversely affect the rights of Sellers or Buyer under such Assumed Contracts, or would not assign all Sellers' rights thereunder at the Closing, Sellers and Buyer shall continue to cooperate and use all reasonable efforts to provide Buyer with all such rights. To the extent that any such consents and waivers are not obtained, or until the impediments to such assignment are resolved, Sellers shall use all reasonable efforts (without the expenditure, in the aggregate, of any material sum) to (i) provide to Buyer, at the request of Buyer, the benefits of any such Assumed Contract to the extent related to the Business or the Assets, (ii) cooperate in any lawful arrangement designed to provide such benefits to Buyer and (iii) enforce, at the request of and for the account of Buyer, any rights of Sellers arising from any such Assumed Contracts against any third Person (including any Governmental Authority) including the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer. To the extent that Buyer is provided the benefits of any Assumed Contract referred to herein (whether from Sellers or otherwise), Buyer shall perform at the reasonable direction of Sellers and for the benefit of any third Person (including any Governmental Authority) the obligations of Sellers thereunder or in connection therewith, and Buyer agrees to pay, perform and discharge, and indemnify Sellers against and hold Sellers harmless from, all obligations and liabilities of Sellers relating to such performance or failure to perform, after the Closing Date, in accordance with the provisions of Article 9 of this Agreement.

         5.08. Noncompetition.

         (a) For a period of five years from and after the Closing Date, except and solely to the extent as is required to perform any Rejected Contracts assumed pursuant to Section 5.16(b) or Completed Contracts, no Seller shall, directly or indirectly, in any capacity:

                  (i) own, lease, manage, operate, control, participate in the management or control of, be employed by, or maintain or continue any interest whatsoever in any enterprise engaged in any business competitive with the Business; or

                  (ii) employ or solicit the employment of any Hired Employee unless (x) such employee resigns voluntarily (without any solicitation from Sellers), (y) Buyer consents in writing to such employment or solicitation, or (z) such employee is terminated by Buyer after the Closing Date; or

                  (iii) induce, cause or attempt to induce or cause any Person to replace or terminate any Contract relating to the Business with products or services of any other Person at any time after the Closing Date.

         (b) Each Seller acknowledges and agrees that any remedy at law for any breach of this Section 5.08 would be inadequate and consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that a breach or threatened breach of this Section may be effectively enjoined.

         5.09. Use of Names. From and after Closing, Sellers shall not use any of the names acquired pursuant to this Agreement or any variation of the foregoing in the conduct of any of their businesses, except as is required in or in connection with the Bankruptcy Cases and except and solely to the extent as is required to perform any Rejected Contracts assumed pursuant to Section 5.16(b) or Contracts subject to Section 5.07(d) and Section 5.07(e).

         5.10. Allocation of Equity Purchase Price for Tax Purposes. Sellers and Buyer agree that, for tax purposes, the Equity Purchase Price shall be allocated among the Assets as Buyer may determine, in accordance with their fair market values consistent with Section 1060 of the Code, and such allocation shall be binding upon the parties for all applicable federal, state, local and foreign Tax purposes. Sellers and Buyer covenant to report gain or loss or cost basis, as the case may be, in a manner consistent with such allocation on all Tax Returns filed by any of them after Closing and not to voluntarily take any inconsistent position therewith in any administrative or judicial proceeding relating to such returns. Sellers and Buyer shall exchange mutually acceptable and completed IRS Forms 8594 (including supplemental forms, if required), which they shall use to report the transaction contemplated hereunder to the Internal Revenue Service in accordance with such allocation. Notwithstanding anything to the contrary, no allocation hereunder shall supersede or otherwise usurp the jurisdiction of the Bankruptcy Court to value the assets for purposes of distribution to the respective Sellers' estates under the Bankruptcy Code.

         5.11. Further Acts and Assurances. At any time and from time to time at and after the Closing, upon request of Buyer, each Seller shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Buyer may reasonably request to more effectively convey, assign and transfer to and vest in Buyer, its successors and assigns, full legal right, title and interest in and actual possession of the Assets and the Business, to confirm such Seller's capacity and ability to perform its pre-Closing and post-Closing covenants and agreements under this Agreement, and to generally carry out the purposes and intent of this Agreement. Each Seller shall also furnish Buyer with such information and documents in its possession or under its control, or which such Seller can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Assets and the Business.

         5.12. Costs and Expenses.

         (a) Except as otherwise expressly set forth in this Agreement, all expenses of the negotiation and preparation of this Agreement and related to the Transaction, including legal counsel, accounting, brokerage and investment advisor fees and disbursements, shall be borne by the respective Party incurring such expense, whether or not the Transaction is consummated. Sellers shall be responsible for paying any allowed fees and expenses of Lazard Freres & Co.

LLC and Goldman Sachs & Co. in connection with the transactions contemplated by this Agreement.

         (b) Buyer shall pay the cost of Buyer's owner's title insurance policies described in Section 7.05, and Sellers shall pay the cost of removing Encumbrances that are not Permitted Real Property Encumbrances. Buyer shall pay the cost of Buyer's land title surveys of the Real Property, and environmental, engineering and other professional studies undertaken by Buyer.

         (c) In the event any Party elects to incur legal fees or expenses to enforce or interpret any provision of this Agreement and subject to any required approvals of the Bankruptcy Court, the prevailing Party will be entitled to recover such legal fees and expenses, including attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such Party shall be entitled.

         5.13. Insurance Ratings. From the Effective Date until the Closing Date, Sellers will take all actions reasonably requested by Buyer to enable Buyer to succeed to the Workers' Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of Sellers and the Business for insurance or other purposes. Buyer shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

         5.14. Fulfillment of Conditions. Each party will execute and deliver at Closing each agreement, instrument or other document that such party is required by this Agreement to execute and deliver as a condition to Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the parties contained in this Agreement, to the extent that satisfaction of such condition is within the control of such party.

         5.15. Release of Encumbrances. Except as set forth in this Agreement or in the Sale Order, Sellers shall cause all Encumbrances other than the Permitted Real Property Encumbrances to be released and discharged at or prior to Closing, which Encumbrances, as to Sellers that have filed Bankruptcy Cases, may be released and discharged by the Bankruptcy Court in the Sale Order.

         5.16. Assumed and Assigned Contracts; Rejected Contracts.

         (a) Assumed Contracts. Subject to the approval of the Bankruptcy Court and pursuant to the Executory Contract Assumption and Assignment Order, the Assumed Contracts, including the Employee Agreements, will be assumed by Sellers and assigned to Buyer or Buyer's designee on the Closing Date under Section 365 of the Bankruptcy Code. Sellers shall, consistent with their current financial condition and the Bankruptcy Cases, use their respective best efforts to promptly comply with and perform any obligations under the Assumed Contracts arising from and after the Effective Date and through the Closing Date. In the Sale Motion, or in such additional or subsequent motions as may be appropriate, Sellers will seek authority to assume and assign the Assumed Contracts to Buyer (or Buyer's designee) in accordance with Section 365 of the Bankruptcy Code. All Assumed Contracts shall be assigned to and assumed by Buyer (or Buyer's designee) at Closing. Subject to the following right of Sellers to reject any

Contract, the final determination of which Contracts Sellers will assume and assign to Buyer shall be within the sole discretion of Buyer.

         (b) Rejected Contracts. Schedule 5.16(b) contains the schedule of Rejected Contracts. Subsequent to the Court's approval of this Agreement and prior to Closing, Sellers shall consult with Buyer about any Contract Sellers seek to reject and consider in good faith Buyer's opinions on any such rejection, in recognition of Buyer's bona fide interest in preserving to the maximum extent possible the Contracts which Buyer believes are reasonably necessary to the continued operation and financial viability of the Business after Closing, but Sellers shall have the right in their discretion to reject any Contract which in their judgment Sellers believe must be rejected to maintain the viability of the Business prior to the Closing Date or to comply with any order of the Bankruptcy Court. In addition, subject to the approval of the Bankruptcy Court and after receipt of Buyer's prior written consent (which shall not be unreasonably withheld), Sellers may assume any Rejected Contract if the total cost of completing such Rejected Contract would be materially less costly than the reasonably anticipated damages that would be payable by Sellers in connection with a claim for material breach of such Rejected Contract. In the event that Sellers should assume any such Rejected Contract, Buyer shall grant Sellers a non-exclusive, royalty-free license to use or exploit those items constituting Intellectual Properties as may be reasonably necessary to perform such Rejected Contract assumed by Sellers pursuant to this Section 5.16(b) and the Completed Contracts.

         5.17. Bankruptcy Court Approval.

         (a) Sellers shall use their respective best efforts to obtain the Sale Order which, among other things, (i) determines that this Agreement was proposed by Buyer in good faith and represents the highest and best offer for the Assets and should be approved, (ii) determines that Buyer is a good faith purchaser under Section 363(m) of the Bankruptcy Code and that the provisions of Section 363(n) of the Bankruptcy Code have not been violated, (iii) authorizes and directs Sellers to assume this Agreement and sell the Assets to Buyer pursuant to this Agreement and Sections 363 and 365 of the Bankruptcy Code, free and clear of all liens, claims, interests, liabilities and Encumbrances (including any and all "interests" in the Assets within the meaning of Section 363(f) of the Bankruptcy Code), other than the Assumed Liabilities and the Permitted Real Property Encumbrances, such that Buyer shall not incur any liability as a successor to the Business, (iv) authorizes and directs Sellers to execute, deliver, perform under, consummate and implement, this Agreement, together with all additional instruments and documents, including the Indemnity Escrow Agreement, that may be reasonably necessary or desirable to implement the foregoing; (v) authorizes claims and recourse by Buyer against the Indemnity Deposit for any reason set forth in Section 9.01, including breach of any representation and warranty of S & W in this Agreement, regardless of whether such breach relates to Assets owned or leased by S & W or any other Seller (regardless of whether such other Seller is a debtor in the Bankruptcy Cases),
(vi) authorizes claims and recourse by Buyer against the LC Deposit as provided in the Indemnity Escrow Agreement and (vii) determines that Buyer is not a successor to Sellers or otherwise liable for any Excluded Liability and permanently enjoins each and every holder of an Excluded Liability from commencing, continuing or otherwise pursuing or enforcing any remedy, claim or cause of action against Buyer relative to such Excluded Liability.

         (b) Sellers shall obtain the Executory Contract Assumption and Assignment Order.

         (c) Sellers shall promptly make any filings, take all actions, and use their respective best efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the Transaction, subject to their obligations to comply with any order of the Bankruptcy Court.

         (d) In the event an appeal is taken, or a stay pending appeal is requested, from the Sale Order or the Executory Contract Assumption and Assignment Order, Sellers shall immediately notify Buyer of such appeal or stay request and shall provide to Buyer within one business day a copy of the related notice of appeal or order of stay. Sellers shall also provide Buyer with written notice of any motion or application filed in connection with any appeal from either of such orders.

         (e) Buyer shall cooperate in providing such information and evidence as is necessary to obtain the orders described in this Section 5.17.

         5.18. Transfer Taxes. In accordance with Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer, including the filing of any deed or other document of transfer to evidence, effectuate or perfect the rights, transfers and interest contemplated by this Agreement, shall be in contemplation of a plan or plans of reorganization to be confirmed in the Bankruptcy Cases, and as such shall be free and clear of any and all transfer Tax, stamp Tax or similar Taxes. The instruments transferring the Assets to Buyer shall contain the following endorsement:

         "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the District of Delaware, in contemplation of a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C.
         Section 1146(c)."

In the event real estate transfer Taxes are required to be paid in order to record the deeds to be delivered to Buyer in accordance herewith, or in the event any such Taxes are assessed at any time thereafter, such real estate transfer Taxes incurred as a result of the transactions contemplated hereby shall be paid by Buyer. In the event sales, use or other transfer Taxes are assessed at Closing or at any time thereafter on the transfer of any other Assets, such Taxes incurred as a result of the transactions contemplated hereby shall be paid by Sellers.

         5.19. Listing Application. Within 30 days following the Closing, Buyer shall make an application to list the shares of Common Stock comprising the Share Consideration on the New York Stock Exchange and shall execute and deliver such further documents or instruments and take such further actions necessary to consummate such listing expeditiously.

         5.20. Bankruptcy Filings. From and after the Effective Date until the Closing Date, Sellers shall deliver to Buyer (a) copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers that Sellers file in the Bankruptcy Cases within a reasonable time after filing, but with respect to any such papers that relate, in whole or in part, to this Agreement, the Transaction, or Buyer, its constituent members or its or their agents or representatives, Sellers shall use all their respective reasonable efforts to provide such prior notice as may be reasonable under the circumstances before the filing of such papers and (b) copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed in the Bankruptcy Cases.

         5.21. Non-Solicitation. From and after the Effective Date, neither Sellers nor any of their respective directors, employees, accountants, attorneys, or other agents or representatives shall directly or indirectly solicit or enter into discussions regarding, or respond to any inquiries or proposals for, a Competing Proposal.

         5.22. Tail Insurance. On or prior to the Closing (unless waived by Buyer), Sellers shall purchase and obtain a three-year extended claims reporting provision for all primary and excess insurance policies in force as of the Effective Date which cover any Seller and each employee of any Seller (or for which Seller otherwise has an obligation to provide such insurance) and which are written on a claims made insuring agreement. At the election of Buyer, Sellers shall designate Buyer and other Persons reasonably designated by Buyer as additional named insureds with respect to all such policies except for Sellers' directors and officers, fiduciary duty and wrongful termination policies, and, to the extent such designation requires additional premiums, Buyer shall pay such additional premiums.

         5.23. Other Agreements. Buyer agrees, upon request by Sellers, to (a) complete, on behalf of any Seller, any Rejected Contracts assumed by Sellers pursuant to Section 5.16(b) and (b) perform any warranty work relating to any Completed Contract, in each case pursuant to the Time & Material Agreement.

         5.24. Temporary Space. From and after the Closing Date, Buyer agrees, for so long as Buyer occupies the office space utilized as of the Effective Date by S & W in Boston, Massachusetts, to provide S & W with temporary office space at such location in a reasonable amount to be agreed between Buyer and S & W, including the use of office furniture, computers and equipment at no rent; provided, however, that S & W shall be responsible for and shall reimburse Buyer for S & W's pro rata share of utilities, operating maintenance, insurance and real property taxes.

         5.25. Schenectady Lease. Buyer and Sellers shall negotiate in good faith a lease by Buyer of the space comprising a part of the real property, located in Schenectady, New York and set forth on Schedule 2.02(d), currently used by Sellers' Power Technologies Group, which lease shall be at fair market rental rates for an initial two year period with options to renew for additional periods.

         5.26. Representation, Warranties and Covenants of Certain Subsidiaries. Each of Stone & Webster Engineering Limited, an English limited company, Stone & Webster Group Limited, an English limited company, Stone & Webster Construction Limited, an English limited company, Stone & Webster Services Limited, an English limited company, Stone & Webster Engineering and Field Services Limited, an English limited company, Stone & Webster Management Consultants Limited, an English limited company, Stone & Webster Services SDN BHD, a Malaysian limited company, Stone & Webster Anadolu Mohendislik Ltd. Sirketi, a Turkish limited company, and Stone & Webster Canada Limited, a company incorporated under the federal laws of Canada, joins this Agreement for purposes severally of providing the representations, warranties and covenants stated in this Section 5.26. Each of the companies listed in this Section 5.26 is a directly or indirectly wholly owned subsidiary of S & W and each shall constitute a "Foreign Subsidiary" for purposes of this
Section 5.26 and as a "Subsidiary" or "Seller" for all other purposes of this Agreement as applicable. Nothing set forth herein shall limit or replace any other provision of this Agreement, it being the intention of the parties that the provisions of this Section 5.26 are in addition to and not in substitution for any other provision of this Agreement. Each Foreign Subsidiary hereby severally represents, warrants and covenants as to itself to Buyer as follows:

         (a) Adherence. The Board of Directors of such Foreign Subsidiary has reviewed the terms of this Agreement and acknowledges that part of the consideration payable hereunder by Buyer relates to assets of such Foreign Subsidiary. Such Foreign Subsidiary warrants that the directors have determined that the terms of this Agreement as they relate to such Foreign Subsidiary are in the best interests of such Foreign Subsidiary and that such Foreign Subsidiary has chosen freely to join this Agreement for all such purposes hereunder as are applicable to such Foreign Subsidiary and its assets.

         (b) Apportionment of Consideration. Such Foreign Subsidiary covenants that it will agree to the apportionment and application of the consideration to be paid by Buyer to S & W pursuant to this Agreement in respect of the assets of such Foreign Subsidiary that are to be sold to Buyer hereunder; provided, however, that the consideration to be allocated to such Foreign Subsidiary must be paid to or effectively credited to such Foreign Subsidiary under governing financial accounting practices and, provided further, that such Foreign Subsidiary shall not be obligated to convey an asset if the consideration to be paid in respect of the asset is determined by its directors acting in good faith to be manifestly unfair to such Foreign Subsidiary or otherwise to constitute less than fair value for such asset and such determination by the Board of Directors is supported by the determination of a firm of independent chartered accountants selected by such Foreign Subsidiary and Buyer for such purpose.

         (c) Solvency. Such Foreign Subsidiary is solvent (under the law applicable to such Foreign Subsidiary) as of the date hereof and will immediately following Closing be solvent.

         (d) Pension Plans. If Buyer should become liable under any applicable law to succeed to employment obligations of such Foreign Subsidiary and if such Foreign Subsidiary is a sponsor or employer under a pension plan on the date hereof, then such Foreign Subsidiary covenants that it will exercise its best efforts to complete agreement with Buyer at Buyer's election so as to ensure that Buyer, in its capacity of employer or sponsor of such plan, succeeds to the full benefit of such pension plan (including any funding surplus) in any agreement between such Foreign Subsidiary and Buyer pursuant to which Buyer or its designee elects to succeed to such Foreign Subsidiary's rights and obligations under or in respect of such pension plan.

         (e) Cooperation. Such Foreign Subsidiary, subject to the provisos of
Section 5.26(b), will provide its full and complete cooperation in the completion of the sale or transfer of those of its assets to be sold or transferred to Buyer or for its benefit pursuant to the terms of this Agreement so as to vest irrevocable and unencumbered title to all such assets in Buyer or its designee. In furtherance hereof, such Foreign Subsidiary agrees to take all such actions as a Seller as are specified in Section 5.11.

         5.27 Jacobs Credit Agreement. Buyer shall refinance or purchase from Jacobs all advances outstanding (including any costs and expenses due) under the Jacobs Credit Agreement within one business day after entry by the Bankruptcy Court of the Sale Order.

         5.28 Canadian Transfer.

              (a) The Canadian Assets are included in the Assets. Sellers agree to use best efforts to transfer the Canadian Assets to Buyer as soon as practicable.

              (b) Buyer shall not transfer the Canadian Consideration to Sellers, and Buyer shall not assume the Canadian Liabilities, unless and until Sellers shall make a legal, valid and effective transfer of the Canadian Assets to Buyer (the "Canadian Transfer"). Notwithstanding anything contained in this Agreement to the contrary, until the Canadian Transfer: (i) the Cash Consideration, the Share Consideration and the Aggregate Consideration shall not include the Canadian Consideration, (ii) the Canadian Assets shall be Excluded Assets and (iii) the Canadian Liabilities shall be Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary, upon the Canadian Transfer: (x) the Cash Consideration, the Share Consideration and the Aggregate Consideration shall include the Canadian Consideration, (y) the Assets shall include the Canadian Assets and (z) the Assumed Liabilities shall include the Canadian Liabilities. This Section 5.28(b) does not relieve Sellers of their obligations and liabilities under Section 5.28(a) and Section 5.28(c).

              (c) If Sellers do not transfer the Canadian Assets to Buyer or if Buyer must pay amounts in excess of the Canadian Consideration to acquire the Canadian Assets, then Buyer shall have a claim or claims against Sellers under the Agreement for the value of the Canadian Assets not transferred and/or such additional amounts paid (a "Canadian Transfer Claim"), which can be satisfied out of the Canadian Consideration, and if the Canadian Consideration is not sufficient to satisfy such claim, the Canadian Transfer Claim in excess of the Canadian Consideration shall have an administrative priority in Sellers' estates under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

                  The parties reserve their right to dispute the appropriate amount of the Canadian Transfer Claim, if any. The amount of the Canadian Consideration shall not be evidence for either party of the appropriate amount of such claim, nor shall it be evidence of the amount of the overall purchase price attributable to the Canadian Assets.

                  If the Canadian Transfer does not occur, then the parties shall attempt to agree upon the amount of the Canadian Transfer Claim; if they cannot agree, then they shall submit the matter to the Bankruptcy Court for resolution. If the Canadian Transfer does not occur, for purposes of calculating the Adjustment Amount, the Canadian Assets attributable to Completed Contracts and Rejected Contracts shall not be deemed to be Adjustment Assets and the Canadian Liabilities shall not be deemed to be Adjustment Liabilities.

              (d) No Seller nor any Affiliate of any Seller (including any officer or director of any Seller or any Affiliate of any Seller) shall acquire, bid for or otherwise seek to acquire, or assist (except as may be required under Canadian bankruptcy law) any other party in any way in connection with the acquisition, bidding for or attempt to acquire, the Canadian Assets. Sellers shall be liable to Buyer for any out-of-pocket losses, costs or expenses actually incurred by Buyer as a result of a breach of this Section 5.28(d).

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

         The obligations of Sellers hereunder are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by Sellers:

         6.01. Representations and Warranties; Covenants.

         (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date and, except where expressly limited to a specific date, on and as of the Closing Date.

         (b) Each and all of the terms, covenants and agreements to be complied with or performed by Buyer on or before the Closing Date shall have been complied with or performed in all material respects, including the obligations of Buyer in Section 8.03.

         6.02. Adverse Actions or Proceedings. No Governmental Authority shall have taken any action or made any request of Sellers or Buyer as a result of which Sellers reasonably and in good faith deem it inadvisable to proceed with the Transaction, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the Transaction.

         6.03. Pre-Closing Confirmations. Sellers shall have obtained or received from Buyer documentation or other evidence reasonably satisfactory to Sellers that Sellers and Buyer have received or will receive all consents, approvals, authorizations and clearances of Governmental Authorities required to consummate the transactions contemplated hereby and that all applicable waiting periods under the HSR Act have expired.

         6.04. Approval, Execution and Delivery of Additional Agreements. The Registration Rights Agreement, the Indemnity Escrow Agreement and the Time & Material Agreement shall be approved by the Bankruptcy Court and executed and delivered by Buyer.

         6.05. Opinion of Buyer's Counsel. Sellers shall have received an opinion or opinions from counsel to Buyer dated as of the Closing Date and addressed to Sellers, substantially in the form attached as Exhibit A. In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of Buyer.

         6.06. No Buyer Material Adverse Change. No event shall have occurred that shall have had a Buyer Material Adverse Effect.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer hereunder are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless waived in writing by Buyer:

         7.01. Representations and Warranties; Covenants.


         (a) Each of the representations and warranties of each Seller contained in this Agreement shall be true, complete and correct in all material respects on and as of the Effective Date (except with respect to representations and warranties that require or reference a Schedule; which shall be deemed to have been made and delivered as of the Effective Date) and, except where expressly limited to a specific date, on and as of the Closing Date.

         (b) Each and all of the terms, covenants and agreements to be complied with or performed by each Seller on or before the Closing Date shall have been complied with or performed in all material respects, including the obligations of Sellers in Section 8.02.

         7.02. Pre-Closing Confirmations and Contractual Consents. Buyer shall have obtained or received from Sellers documentation or other evidence reasonably satisfactory to Buyer that:

         (a) Sellers and Buyer have received all consents, permits, approvals, authorizations and clearances of Governmental Authorities required to consummate the transactions herein contemplated;

         (b) the Sale Order and the Executory Contract Assumption and Assignment Order have been entered by the Bankruptcy Court and have become Final Orders, unless Buyer, in its sole discretion, waives the requirement that one or more of these Orders be a Final Order; provided, however, that, if Buyer waives this requirement and closes prior to Final Orders, Sellers shall use their best efforts, at their expense, to provide Buyer with Final Orders, including moving to dismiss any appeals for mootness;

         (c) Sellers have obtained consents to assignment of the Assumed Contracts set forth on Schedule 7.02(c);

         (d) Buyer has obtained such other consents and approvals as may be legally or contractually required for Buyer's consummation of the transactions described herein; and

         (e) all applicable waiting periods under the HSR Act have expired.

         7.03. Adverse Actions or Proceedings. No Governmental Authority shall have taken any action or made any request of Sellers or Buyer as a result of which Buyer reasonably and in good faith deems it inadvisable to proceed with the Transaction, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the Transaction.

         7.04. Operations; No Material Adverse Effect. No event shall have occurred which has had a Material Adverse Effect and there shall have been no material adverse change in the financial markets generally.

         7.05. Title Insurance Policies and Surveys. Buyer shall have received:

         (a) commitments from a title insurance company or companies designated by Buyer to issue as of the Closing Date one or more ALTA extended coverage owner's title insurance policies for the Real Property, in amounts acceptable to Buyer, in form satisfactory to Buyer and with such endorsements as Buyer may require; and

         (b) ALTA surveys of the Real Property and improvements thereon, in form satisfactory to Buyer and the title insurance company, from an engineering firm designated by Buyer and certified to Buyer, the title insurance company and such other Persons as Buyer may designate.

         7.06. Opinion of Sellers' Counsel. Buyer shall have received an opinion or opinions from counsel to Sellers dated as of the Closing Date and addressed to Buyer, substantially in the form attached as Exhibit B. In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of Sellers.

         7.07. Deliveries at Closing. Sellers shall have delivered to Buyer, in form reasonably acceptable to Buyer and approved by Buyer's counsel, deeds, bills of sale, assignments or other instruments of transfer, and estoppels, consents and waivers by others, necessary or appropriate to transfer to and effectively vest in Buyer the Assets and all agreements, instruments, certificates or other documents contemplated or required to be executed by any Seller pursuant to this Agreement.

         7.08. Lien Searches. Sellers shall have delivered to Buyer UCC lien searches showing all Encumbrances on the Assets, accompanied by fully executed UCC or other releases or conveyances relating to all Encumbrances that are not Permitted Real Property Encumbrances.

         7.09. Approval, Execution and Delivery of Additional Agreements. The Registration Rights Agreement, the Indemnity Escrow Agreement and the Time & Material Agreement shall be approved by the Bankruptcy Court and executed and delivered by Sellers.

8. CLOSING; TERMINATION OF AGREEMENT

         8.01. Closing.

         (a) Consummation of the sale and purchase of the Assets and the Business and the other transactions contemplated by and described in this Agreement (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas at 10:00 a.m. on the first business day following satisfaction or waiver of the conditions set forth in Article 6 and Article 7, or at such time or place as the parties may mutually agree. Unless otherwise agreed in writing by the parties at Closing, the Closing shall be effective for accounting purposes as of 12:01 A.M. on the day following the Closing Date.

         (b) At the Closing, Buyer may designate one or more Affiliates to take title to the Assets, and references to instruments or agreements to be executed and delivered to or by Buyer in this Agreement at Closing shall apply to each such designee with respect to the Assets acquired by it. Buyer shall notify Sellers prior to Closing of the names of such designees and, from and after Closing, the rights, privileges and benefits of this Agreement applicable to Buyer shall benefit each such designee, subject to the terms, covenants and conditions of this Agreement, with respect to the Assets acquired by it.

         8.02. Action of Sellers at Closing. At the Closing unless otherwise waived in writing by Buyer, Sellers shall deliver:

         (a) to Buyer deeds containing general warranties of title, fully executed by Sellers in recordable form, conveying to Buyer good and marketable fee title to the Real Property, free and clear of all Encumbrances other than the Permitted Real Property Encumbrances;

         (b) to Buyer bills of sale and assignment, fully executed by Sellers, in form and substance acceptable to Buyer, conveying to Buyer good and valid title to all Assets other than the Real Property, free and clear of all Encumbrances;

         (c) to Buyer assignments, fully executed by Sellers, in form and substance acceptable to Buyer, conveying Sellers' interests in the Assumed Contracts to Buyer;

         (d) to Buyer the Indemnity Escrow Agreement, fully executed by S & W;

         (e) to Buyer the Registration Rights Agreement, fully executed by each Seller;

         (f) to Buyer the Time & Material Agreement, fully executed by Sellers;

         (g) to Buyer copies of resolutions or equivalent instruments duly adopted by the governing body of each Seller and, if required, the partners or members of such Seller, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified as true and in full force and effect as of the Closing Date by the appropriate officers or partners of such Seller;

         (h) to Buyer certificates of the duly authorized President or Vice President or similar officer of each Seller certifying that, except where expressly limited to a specific date, each of the representations and warranties of each Seller contained in this Agreement is true and correct on and as of the Closing Date in all material respects, and that each and all of the terms, covenants and agreements to be complied with or performed by Sellers on or before the Closing Date have been complied with and performed in all material respects;

         (i) to Buyer certificates of incumbency or evidence of appropriate power of attorney for the respective directors or officers of each Seller executing the Agreement and other Closing documents, dated as of the Closing Date;

         (j) to Buyer certificates of existence and good standing from each jurisdiction in which each any Seller is incorporated or organized (and, with respect to any Foreign Seller, only to the extent that the same or equivalent certificates or documents may be obtained in its jurisdiction of organization), each dated the within ten business days prior to Closing;

         (k) to Buyer, appropriate letters or other documentation necessary to transfer and sell the Accounts Receivable to Buyer and to advise the account debtors of such transfer and sale; and

         (l) to Buyer such other instruments, agreements, certificates and documents as Buyer reasonably deems necessary to effect the transactions contemplated hereby.

         8.03. Action of Buyer at Closing. At the Closing and unless otherwise waived in writing by Sellers, Buyer shall deliver:

         (a) to Sellers the Cash Consideration and the Share Consideration, less the Indemnity Deposit and the LC Deposit;

         (b) to the Escrow Agent the Indemnity Deposit and the LC Deposit in accordance with the Indemnity Escrow Agreement;

         (c) to the extent applicable, to an account under the control of the Massachusetts Court, the Litigation Deposit;

         (d) to Sellers an assumption agreement, fully executed by Buyer, in form and substance reasonably acceptable to Sellers, pursuant to which Buyer shall assume the future payment and performance of the Assumed Liabilities;

         (e) to Sellers the Indemnity Escrow Agreement, fully executed by Buyer;

         (f) to Sellers the Registration Rights Agreement, fully executed by Buyer;

         (g) to Sellers the Time & Material Agreement, fully executed by Buyer;

         (h) to Sellers copies of resolutions duly adopted by the board of directors of Buyer authorizing and approving Buyer's execution and delivery of this Agreement and the Transaction, certified as true and in full force and effect as of the Closing Date by an appropriate officer of Buyer;

         (i) to Sellers certificates of the duly authorized President or a Vice President of Buyer certifying that, except as expressly limited to a specific date, each of the representations and warranties of Buyer contained in this Agreement is true and correct on and as of the Closing Date in all material respects, and that each and all of the terms, covenants and agreements to be complied with or performed by Buyer on or before the Closing Date have been complied with and performed in all material respects;

         (j) to Sellers certificates of incumbency for the officers of Buyer executing this Agreement and other Closing documents, dated as of the Closing Date;

         (k) to Sellers certificates of existence and good standing of Buyer from the jurisdiction in which it is incorporated, dated within ten business days date prior to Closing; and

         (l) to Sellers such other agreements, instruments and documents as Sellers reasonably deem necessary to effect the transactions contemplated hereby.

         8.04. Termination Prior to Closing.

         (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, upon notice by the terminating party to the other parties:

                  (i) at any time before the Closing, by mutual consent of Buyer and Sellers;

                  (ii) at any time before the Closing, by Buyer on the one hand, or S & W on the other hand, in the event of material breach of this Agreement by the non-terminating party or if the satisfaction of any condition to such party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts and the failure of such condition to be satisfied is not caused by a breach by the terminating party;

                  (iii) at any time after September 30, 2000, by S & W or Buyer if the Transaction has not been consummated on or before such date;

                  (iv) at any time before the Closing, by Buyer, if any of the following shall occur:

                           (A) any of the Bankruptcy Cases is dismissed or
                  converted to chapter 7 of the Bankruptcy Code or a trustee is appointed for any of the Sellers; or

                           (B) both the Sale Order and the Executory Contract
                  Assumption and Assignment Agreement shall not have been entered by July 31, 2000.

         (b) If this Agreement is validly terminated pursuant to this Section 8.04, this Agreement will be null and void, and there will be no liability on the part of any party (or any of their respective officers, directors, trustees, employees, agents, consultants or other representatives).

9. INDEMNIFICATION

         9.01. Indemnification by Sellers. Subject to and to the extent provided in this Section 9, from and after the Closing, Sellers shall jointly and severally indemnify, defend and hold harmless Buyer's Indemnified Persons, and each of them, from and against any Losses incurred or suffered by Buyer's Indemnified Persons, directly or indirectly, as a result of or arising from:

         (a) any inaccuracy of any representation or warranty of any Seller, whether or not Buyer's Indemnified Persons relied thereon or had knowledge thereof;

         (b) any claims or adjustments arising out of performance of the Assumed Contracts prior to Closing, except to the extent such claims or adjustments constitute an Assumed Liability, and any amount paid under letters of credit called after Closing with respect to any Project Rejected Contracts or financial guarantees in favor of insurance carriers;

         (c) the nonfulfillment of any covenant, agreement or other obligation of any Seller set forth in this Agreement or in any other agreement or instrument delivered by any Seller pursuant to this Agreement; and

         (d) the Excluded Liabilities.

Sellers' obligations under this Section shall have the priority of a claim for the cost of administration in the Bankruptcy Cases under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

         9.02. Sellers' Limitations. No Seller shall have any liability under
Section 9.01 and no claim under Section 9.01 shall:

         (a) accrue to any of Buyer's Indemnified Persons against any Seller under Section 9.01(a) unless and until the total liability of Sellers in respect of claims arising under Section 9.01(a) exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate; provided, however, that there shall be no minimum Loss requirement, and liability of Sellers shall arise from and after One Dollar ($1.00) of Losses, in respect of Losses resulting from any Seller's intentional misrepresentation or fraud;

         (b) be made unless notice thereof shall have been given by or on behalf of any of Buyer's Indemnified Persons to Sellers in the manner provided in
Section 9.05; or

         (c) be recoverable by Buyer except (i) until a plan of reorganization in the Bankruptcy Cases has become effective or, if the cases are converted to Chapter 7 cases, until each such case is closed, as administrative expenses of Sellers' bankruptcy estates, (ii) against the Indemnity Deposit or the LC Deposit for claims asserted within eighteen months after the Closing Date (unless a longer period is specified in Section 9.06 with respect to a representation and warranty), and (iii) pursuant to Buyer's rights of offset and set off in Section 10.11;

provided, however, that all claims for indemnification made by Buyer under this
Section 9 will survive any termination or expiration described above and be recoverable from the sources described above until such claims shall have been satisfied or otherwise resolved as provided herein.

         9.03. Indemnification by Buyer. Subject to and to the extent provided in this Section 9, from and after the Closing Date, Buyer shall indemnify, defend and hold harmless Sellers' Indemnified Persons, and each of them, from and against any Losses incurred or suffered by Sellers' Indemnified Persons, directly or indirectly, as a result of or arising from:

         (a) any inaccuracy in any representation or warranty of Buyer, whether or not Sellers' Indemnified Persons relied thereon or had knowledge thereof;

         (b) the nonfulfillment of any covenant, agreement or other obligation of Buyer set forth in this Agreement or in any other agreement or instrument delivered by Buyer pursuant to this Agreement; and

         (c) the Assumed Liabilities.

         9.04. Buyer's Limitations. Buyer shall have no liability under Section
9.03 and no claim under Section 9.03 shall:

         (a) accrue to any of Sellers' Indemnified Persons against Buyer under
Section 9.03(a) unless and until the total liability of Buyer in respect of claims arising under Section 9.03(a) exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate; provided, however, that there shall be no minimum Loss requirement, and liability of Buyer shall arise from and after One Dollar ($1.00) of Losses, in respect of Losses resulting from Buyer's intentional misrepresentation or fraud; or

         (b) be made unless notice thereof shall have been given by or on behalf of any of Sellers' Indemnified Persons to Buyer in the manner provided in
Section 9.05;

provided, however, that all claims for indemnification made by Sellers under this Section 9 will survive any termination or expiration described above and be recoverable from the sources described above until such claims shall have been satisfied or otherwise resolved as provided herein.

         9.05. Notice and Procedure. All claims for indemnification by any Indemnified Party against an Indemnifying Party under this Section 9 shall be asserted and resolved as follows:

                  (a)(i) If any claim or demand for which an Indemnifying Party would be liable for Losses to an Indemnified Party is alleged or asserted by a Person other than any Buyer's Indemnified Person or any Sellers' Indemnified Person (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party, together with a copy of all papers served, if any, and specifying the nature of and alleged basis for the Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of the Third Party Claim. If the Indemnified Party fails to deliver the Claim Notice to the Indemnifying Party within 30 days after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim if and only to the extent that the Indemnifying Party's ability to defend the Third Party Claim has been irreparably prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party within 30 days after receipt of the Claim Notice (the "Notice Period") whether the Indemnifying Party intends, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim.

                  (ii) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party will have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party). The Indemnifying Party will have full control of such defense and proceedings; provided, however, that the Indemnified Party may file during the Notice Period, at the sole cost and expense of the Indemnified Party, any motion, answer or other pleading that the Indemnified Party may deem necessary or appropriate to protect its interests and not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 9.05(a)(iii), if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to that portion of the Third Party Claim prejudiced by the Indemnified Party's action); provided, further, however, that, if requested by the Indemnifying Party, the Indemnified Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim, in making any counterclaim or cross-claim against any Person (other than the Indemnified Party). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to this Section 9.05(a)(ii) and, except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of the Third Party Claim if (1) the Persons against whom the claim is made, or any impleaded Persons, include both the Indemnifying Party and any Indemnified Party, and (2) representation of both such Persons by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case any Indemnified Party shall have the right to defend the Third Party Claim and to employ counsel at the expense of the Indemnifying Party.

                  (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, or if the Indemnifying Party gives such notice but fails to diligently prosecute or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Notice Period, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnified Party to a final conclusion or settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that, if requested by the Indemnified Party, the Indemnifying Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnified Party and its counsel in contesting the Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim or cross-claim against any Person (other than the Indemnifying Party).

                  (iv) Notwithstanding Section 9.05(a)(iii), if the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party against the Third Party Claim, and if such dispute is resolved pursuant to Section 9.05(c) in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to Section 9.05(a)(iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all such costs and expenses. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to Section 9.05(a)(iii), but the Indemnifying Party will bear its own costs and expenses with respect thereto if such participation is not at the request of the Indemnified Party.

         (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that is not a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party specifying the nature of and specific basis for the claim and, to the extent then feasible, the amount or the estimated amount of the claim. The failure by any Indemnified Party to give timely notice referred to in the preceding sentence shall not impair such Person's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within 30 days following its receipt of the Indemnity Notice that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party hereunder, the claim will be conclusively deemed a liability of the Indemnifying Party hereunder.

         (c) If the Indemnifying Party timely disputes its liability with respect to a claim described in a Claim Notice or an Indemnity Notice, the Indemnifying Party and the Indemnified Party shall proceed promptly and in good faith to negotiate a resolution of such dispute within 60 days following receipt of the Claim Notice or Indemnity Notice and, if such dispute is not resolved through negotiations during such 60-day period, it shall be resolved pursuant to arbitration pursuant to the then effective Commercial Arbitration Rules of the American Arbitration Association to the fullest extent permitted by applicable law.

         (d) Except where liability is disputed pursuant to Section 9.05(c), the Indemnifying Party shall pay the amount of any liability to the Indemnified Party within 30 days following its receipt of a Claim Notice or an Indemnity Notice, or on such later date (i) in the case of a Third Party Claim, as the Indemnified Party suffers Losses in respect of the Third Party Claim, or (ii) in the case of an Indemnity Notice in which the amount of the claim is estimated, promptly after any Losses in respect of such claim are actually incurred by the Indemnified Party. In the event the Indemnified Party is not paid in full for its claim in a timely manner after the Indemnifying Party's obligation to indemnify and the amount thereof has been determined, the amount due shall bear interest from the date that the Indemnifying Party received the Claim Notice or the Indemnity Notice until paid at the Applicable Rate, and in addition to any other rights it may have against the Indemnifying Party, the Indemnified Party shall have the right to set-off the unpaid amount of such claim against any amounts owed by it to the Indemnifying Party.

         (e) Any estimated amount of a claim submitted in a Claim Notice or an Indemnity Notice shall not be conclusive of the final amount of such claim, and the giving of a Claim Notice when an Indemnity Notice is properly due, or the giving of an Indemnity Notice when a Claim Notice is properly due, shall not impair such Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. Notice of any claim comprised in part of Third Party Claims and claims that are not Third Party Claims may be given pursuant to either Section 9.05(a) or
Section 9.05(b).

         9.06. Survival of Representations; Indemnity Periods. Notwithstanding any right of Buyer (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers have, on the one hand, and Buyer has, on the other hand, the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations and warranties in this Agreement made by S & W and Buyer respectively will survive the Closing (a) indefinitely with respect to matters covered by Section 2.04, Section 3.01 and Section 4.01, (b) until 60 days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 3.05, Section 3.07, Section 3.13 and Section 3.22 and (c) until the expiration of eighteen calendar months from the Closing Date in the case of all other representations and warranties, except that:

                  (i) any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b) or clause (c) above shall survive if a Claim Notice or an Indemnity Notice shall have been given on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Section 9;

                  (ii) in the event of intentional misrepresentation or fraud in the making of any representation or warranty, or intentional, willful or reckless nonfulfillment or breach of any covenant in this Agreement, all representations, warranties, covenants and agreements that are the subject of the intentional misrepresentation, fraud, willful or reckless nonfulfillment or breach, shall survive until 60 days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) with respect to matters covered thereby; and

                  (iii) covenants and agreements to be performed after the Closing Date will survive the Closing for the term specified therein, or, if no term is specified, indefinitely.

         9.07. Limitations of Liability. Notwithstanding anything in this
Section 9 to the contrary, (a) Sellers' liability for indemnification under this Agreement shall be (i) limited in the case of claims other than those related to
(A) the letters of credit as shown on Schedule 5.16(b) with respect to the Project Rejected Contracts or financial guarantees in favor of insurance carriers or (B) the Canadian Transfer, to the Indemnity Deposit, (ii) limited in the case of claims related to the letters of credit as shown on Schedule 5.16(b) with respect to the Project Rejected Contracts or financial guarantees in favor of insurance carriers, to the LC Deposit, or (iii) unlimited in the case of claims related to the Canadian Transfer, provided that any such claim shall be satisfied first from the Canadian Consideration, and (b) Buyer's liability for indemnification under this Agreement shall be limited to the sum of Twenty Five Million Dollars ($25,000,000).

10. GENERAL

         10.01. Schedules. The Schedules and all Exhibits and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the
Schedule identifies the exception with reasonable particularity.

         10.02. Tax Effect. None of the parties (nor such parties' counsel or accountants) has made or is making in this Agreement any representation to any other party (or such party's counsel or accountants) concerning any of the Tax effects or consequences on the other party of the transactions provided for in this Agreement. Each party represents that it has obtained, or may obtain, independent Tax advice with respect thereto and upon which it, if so obtained, has solely relied.

         10.03. Reproduction of Documents. This Agreement and all documents relating hereto, including consents, waivers and modifications which may hereafter be executed, the documents delivered at the Closing, and financial statements, certificates and other information previously or hereafter furnished to any party may be reproduced by any party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the parties may destroy any original documents so reproduced. The parties stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the ordinary course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         10.04. Time of Essence. Time is of the essence in the performance of this Agreement. This Section may be waived only in a writing expressly referring hereto.

         10.05. Consents, Approvals and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by any party that is not in such party's sole discretion or any party must or may exercise discretion (other than its sole discretion), such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

         10.06. Choice of Law; Submission to Jurisdiction. Except as otherwise provided in this Section 10.06, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to such state's conflicts of laws rules. Each of the Parties hereby (a) submits to the non-exclusive jurisdiction of the courts of the State of Delaware for purposes of all legal proceedings arising out of or relating to this Agreement or the Transaction and irrevocably waives, to the fullest extent permitted by law, any objection to the laying of venue of any such proceeding brought in such court and any claim that such court is an inconvenient forum or (b) with respect to the Bankruptcy Cases and issues relating thereto that are properly within the jurisdiction of the Bankruptcy Court, submits to the exclusive jurisdiction of the Bankruptcy Court for such purposes and irrevocably waives, to the fullest extent permitted by law, any objection to the laying of venue of any such proceeding brought in such Bankruptcy Court and any claim that such Bankruptcy Court is an inconvenient forum; provided, however, that if the Bankruptcy Court abstains or otherwise determines not to hear such proceeding, then the provisions of clause (a) above shall apply.

         10.07. Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns. No party may assign this Agreement without the prior written consent of the other parties; provided, however, that Buyer may assign this Agreement, in whole or in part, to any Affiliate of Buyer.

         10.08. No Third Party Beneficiary. The terms and provisions of this Agreement (including provisions regarding employee and employee benefit matters) are intended solely for the benefit of the parties, Buyer's Indemnified Persons, Sellers' Indemnified Persons, and their respective successors and permitted assigns, and are not intended to confer third-party beneficiary rights upon any other Person. Any reference in this Agreement to one or more Employee Benefit Plans of Buyer or S & W includes provisions, if any, in such plans permitting their termination or amendment and any covenant in this Agreement to provide benefits under any Employee Benefit Plan shall not be deemed or construed to limit Buyer's right to terminate or amend such plan of Buyer in accordance with its terms.

         10.09. Waiver of Breach, Right or Remedy. The waiver by any party of any breach or violation by another party of any provision of this Agreement or of any right or remedy of the waiving party in this Agreement (a) shall not waive or be construed to waive any subsequent breach or violation of the same provision, (b) shall not waive or be construed to waive a breach or violation of any other provision, and (c) shall be in writing and may not be presumed or inferred from any party's conduct. Except as expressly provided otherwise in this Agreement no remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be in addition to every other remedy granted in this Agreement or now or hereafter existing at law or in equity, by statute or otherwise. The election of any one or more remedies by a party shall not constitute a waiver of the right of such waiving party to pursue other available remedies. In addition to any other rights and remedies any party may have at law or in equity for breach of this Agreement, each party shall be entitled to seek an injunction to enforce the provisions of this Agreement.

         10.10. Notices. Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given if given in writing (a) on the date tendered by personal delivery, (b) on the date received by facsimile or other electronic means, (c) one day after the date tendered for delivery by nationally recognized overnight courier, or (d) three days after the date tendered for delivery by United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, in any event addressed as follows:

If to Buyer:
                             The Shaw Group Inc.
                             8545 United Plaza Blvd.
                             Baton Rouge, Louisiana 70809
                             Attn:  Gary P. Graphia, Esq.
                             Facsimile: (225) 932-2642

with a copy to:
                             Fulbright & Jaworski L.L.P.
                             1301 McKinney, Suite 5100
                             Houston, Texas  77010
                             Attn:  Charles L. Strauss, Esq. and
                                    William H. Caudill, Esq.
                             Facsimile: (713) 651-5246

If to Seller:
                             Stone & Webster, Incorporated
                             245 Summer Street
                             Boston, Massachusetts 02210
                             Attn: General Counsel
                             Facsimile: (617) 589-2201

with a copy to:
                             Skadden, Arps, Slate, Meagher & Flom LLP
                             One Rodney Square
                             Wilmington, Delaware 19801
                             Attn: Gregg Galardi, Esq.
                             Facsimile: (302) 651-3001

or to such other address or number, and to the attention of such other Person, as any party may designate at any time in writing in conformity with this Section.

         10.11. Misdirected Payments; Offset Rights. Sellers shall remit to Buyer with reasonable promptness any monies received by Sellers constituting or in respect of the Assets, Assumed Contracts and Assumed Liabilities. Buyer shall remit to S & W with reasonable promptness any monies received by Buyer constituting or in respect of the Excluded Assets, Rejected Contracts (except Project Rejected Contracts to the extent Buyer has made unreimbursed payments under letters of credit related thereto), Completed Contracts and Excluded Liabilities. If any Person determines that funds previously paid or credited to any Seller or the Business in respect of services rendered prior to the Closing Date have resulted in an overpayment or must be repaid, Sellers shall be responsible for the repayment of said monies (and the defense of such actions), except to the extent that the repayment obligation was an Assumed Liability. If Buyer suffers any deduction to or offset against amounts due Buyer of funds previously paid or credited to any Seller or the Business in respect of services rendered prior to the Closing Date, Sellers shall immediately pay to Buyer the amounts so billed or offset upon demand, except to the extent that such amounts represent billings in excess of cost and revenues recognized under the Assumed Contracts. Any amounts due Buyer by Sellers, or due Sellers by Buyer, may be offset against monies or other funds held by the party entitled to payment of such amounts.

         10.12. Severability. If any provision of this Agreement is held or determined to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         10.13. Entire Agreement; Counterparts; Amendment. This Agreement, together with the Sale Order (but excluding Exhibit B to the Sale Order), supersedes all prior or contemporaneous contracts, agreements and understandings and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the subject matter of this Agreement and no party shall be entitled to benefits other than those specified herein. As between or among the parties, any oral or written representation, agreement or statement not expressly incorporated herein, whether given prior to or on the Effective Date, shall be of no force and effect unless and until made in writing and signed by the parties on or after the Effective Date. The representations and warranties set forth in this Agreement shall survive the Closing and remain in full force and effect as provided in Article 9, and shall survive the execution and delivery of all other agreements, instruments or other documents described, referenced or contemplated herein (including any deed, assignment, transfer or conveyance to Buyer) and shall not be merged herewith or therewith. Each representation, warranty and covenant contained in this Agreement has independent significance and if any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative level of specificity) that such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may not be amended except in a written instrument executed the parties.

         10.14. Drafting. No provision of this Agreement shall be interpreted for or against any Person on the basis that such Person was the draftsman of such provision, and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

         10.15. Confidentiality. The provisions of the confidentiality agreement between Buyer and Sellers dated June 12, 2000 are hereby incorporated by this reference as if fully set forth herein, and shall apply and remain in full force and effect through the Closing Date.

         10.16. Publicity. No party to this Agreement shall prior to the Closing, without prior consultation with the other parties to the extent practicable under the circumstances taking into account applicable laws and stock exchange requirements, make any public disclosure with respect to the Transaction, any negotiations or discussions concerning the Transaction or the existence of this Agreement.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in multiple originals by their duly authorized officers as of the Effective Date.

STONE & WEBSTER, INCORPORATED                THE SHAW GROUP INC.



By:                                          By:
     ------------------------------             -------------------------------
Title:                                       Title:
     ------------------------------                ----------------------------

                              DOMESTIC SUBSIDIARIES



1435 ENCLAVE PARKWAY CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



245 SUMMER STREET CORPORATION



By:
   -------------------------------
Title:
      ----------------------------


AEC INTERNATIONAL PROJECTS, INC.



By:
   -------------------------------
Title:
      ----------------------------



ASSOCIATED ENGINEERS & CONSULTANTS, INC.



By:
   -------------------------------
Title:
      ----------------------------



AUBURN VPS GENERAL CORPORATION



By:
   -------------------------------
Title:
      ----------------------------

AUBURN VPS LIMITED CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



BELMONT CONSTRUCTORS COMPANY, INC.



By:
   -------------------------------
Title:
      ----------------------------



BELMONT CONSTRUCTORS COMPANY, L.P.



By:
   -------------------------------
Title:
      ----------------------------



COMMERCIAL COLD STORAGE, INC.



By:
   -------------------------------
Title:
      ----------------------------



DSS ENGINEERS, INC.



By:
   -------------------------------
Title:
      ----------------------------



ENCLAVE PARKWAY REALTY, INC.



By:
   -------------------------------
Title:
      ----------------------------

FAST SUPPLY CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



GSES HOLDING, LLC



By:
   -------------------------------
Title:
      ----------------------------



INTERNATIONAL ENGINEERS & CONSTRUCTORS, INCORPORATED



By:
   -------------------------------
Title:
      ----------------------------



NORDIC HOLDINGS, INC.



By:
   -------------------------------
Title:
      ----------------------------


NORDIC INVESTORS, INC.



By:
   -------------------------------
Title:
      ----------------------------



NORDIC RAIL SERVICES, INC.



By:
   -------------------------------
Title:
      ----------------------------

NORDIC REFRIGERATED SERVICES, INC.



By:
   -------------------------------
Title:
      ----------------------------



NORDIC REFRIGERATED SERVICES, LIMITED PARTNERSHIP



By:
   -------------------------------
Title:
      ----------------------------



NORDIC TRANSPORTATION SERVICES, INC.



By:
   -------------------------------
Title:
      ----------------------------



POLAR TRANSPORT, INC.



By:
   -------------------------------
Title:
      ----------------------------



POWER TECHNOLOGIES, INC.



By:
   -------------------------------
Title:
      ----------------------------



PRESCIENT TECHNOLOGIES, INC.



By:
   -------------------------------
Title:
      ----------------------------

PROJECTS ENGINEERS, INCORPORATED



By:
   -------------------------------
Title:
      ----------------------------



ROCKTON ASSOCIATES, INCORPORATED



By:
   -------------------------------
Title:
      ----------------------------



ROCKTON TECHNICAL SERVICES CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



SABAL CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



SABAL REAL ESTATE CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



SAW CONSULTING SERVICES, INC.



By:
   -------------------------------
Title:
      ----------------------------

SC WOOD, LLC



By:
   -------------------------------
Title:
      ----------------------------



SELECTIVE TECHNOLOGIES CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



SLEEPER STREET REALTY CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



SNW BINGHAMTON I, LP



By:
   -------------------------------
Title:
      ----------------------------



SNW BINGHAMTON II, LP



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER ABU DHABI (UNITED ARAB EMIRATES), INC.



By:
   -------------------------------
Title:
      ----------------------------

STONE & WEBSTER ASIA CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER AUBURN CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER BHARAT, INCORPORATED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER BINGHAMTON CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER CIVIL AND TRANSPORTATION SERVICES, INC.



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER CONSTRUCTION COMPANY, INC.



By:
   -------------------------------
Title:
      ----------------------------

STONE & WEBSTER DEVELOPMENT CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER DOMINICAN REPUBLIC, INCORPORATED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER ENGINEERING CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER ENGINEERS AND CONSTRUCTORS, INC.



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER FAR EAST TECHNICAL SERVICES CORP.



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER INDONESIA CORPORATION



By:
   -------------------------------
Title:
      ----------------------------

STONE & WEBSTER INDUSTRIAL TECHNOLOGY CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER INTER-AMERICAN CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER INTERNATIONAL CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER INTERNATIONAL PROJECTS CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER INTERNATIONAL SALES CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER ITALIA, INCORPORATED



By:
   -------------------------------
Title:
      ----------------------------

STONE & WEBSTER KOREA CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER KUWAIT, INCORPORATED



By:
   -------------------------------
Title:
      ----------------------------


STONE & WEBSTER MANAGEMENT CONSULTANTS, INC.



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER MICHIGAN, INC.



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER MIDDLE EAST ENGINEERING SERVICES CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER OF ARGENTINA CORPORATION



By:
   -------------------------------
Title:
      ----------------------------

STONE & WEBSTER OF MEXICO ENGINEERING CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER OIL COMPANY, INC.



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER OPERATING CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER OVERSEAS CONSULTANTS, INC.



By:
   -------------------------------
Title:
      ----------------------------


STONE & WEBSTER OVERSEAS DEVELOPMENT CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER OVERSEAS GROUP, INC.



By:
   -------------------------------
Title:
      ----------------------------

STONE & WEBSTER PACIFIC CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER POWER ENGINEERING CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER POWER PROJECTS CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER PROCUREMENT CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER PUERTO RICO, INCORPORATED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER SAUDI ARABIA, INCORPORATED



By:
   -------------------------------
Title:
      ----------------------------

STONE & WEBSTER TAIWAN CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER TECHNOLOGY CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER WALLINGFORD CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER WORLDWIDE ENGINEERING CORPORATION



By:
   -------------------------------
Title:
      ----------------------------



SWL CORPORATION



By:
   -------------------------------
Title:
      ----------------------------

                              FOREIGN SUBSIDIARIES



STONE & WEBSTER ANADOLU MOHENDISLIK LTD. SIRKETI



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER CONSTRUCTION LIMITED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER ENGINEERING AND FIELD SERVICES LIMITED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER ENGINEERING LIMITED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER GROUP LIMITED



By:
   -------------------------------
Title:
      ----------------------------

STONE & WEBSTER MANAGEMENT CONSULTANTS LIMITED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER SERVICES LIMITED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER SERVICES SDN BHD



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER TECHNOLOGY B.V.



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER THAILAND LIMITED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER INDIA LIMITED



By:
   -------------------------------
Title:
      ----------------------------

INTERNATIONAL ASSOCIATES (CAYMAN) LIMITED



By:
   -------------------------------
Title:
      ----------------------------



ADVANCED TECHNOLOGIES (CAYMAN) LIMITED



By:
   -------------------------------
Title:
      ----------------------------



PROCESS ENGINEERS (CAYMAN) LIMITED



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER DO BRAZIL LIMITADA



By:
   -------------------------------
Title:
      ----------------------------



STONE & WEBSTER CANADA LIMITED



By:
   -------------------------------
Title:
      ----------------------------



ROCKTON FIELD SERVICES OF CANADA LTD.



By:
   -------------------------------
Title:
      ----------------------------